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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ISLE OF CAPRI CASINOS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ISLE OF CAPRI CASINOS, INC.
600 EMERSON ROAD
ST. LOUIS, MISSOURI 63141
(314) 813-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Tuesday, October 5, 2010

        The 2010 Annual Meeting of Stockholders of Isle of Capri Casinos, Inc. will be held at 600 Emerson Road, St. Louis, Missouri, on Tuesday, October 5, 2010 at 9:00 a.m., Central Time, for the following purposes:

  (1)
  To elect nine persons to the Board of Directors.

  (2)
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2011 fiscal year.

  (3)
  To amend our Certificate of Incorporation to increase authorized common stock.

  (4)
  To amend our Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock.

  (5)
  To amend our Certificate of Incorporation to fix a range for the number of Directors.

  (6)
  To amend our Certificate of Incorporation with respect to filling vacancies on the Board of Directors.

  (7)
  To amend our Certificate of Incorporation with respect to indemnification of directors, officers, employees and agents.

  (8)
  To amend our Certificate of Incorporation with respect to calling of special meetings of stockholders.

  (9)
  To amend our Certificate of Incorporation with respect to the redemption of shares of a disqualified holder.

  (10)
  To adopt the Amended and Restated Certificate of Incorporation.

  (11)
  To transact such other business as may properly come before the Annual Meeting.

        The record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, is the close of business on August 13, 2010. A stockholder list will be available for examination for any purpose germane to the meeting, during ordinary business hours at our principal executive offices, located at 600 Emerson Road, St. Louis, Missouri 63141 for a period of 10 days prior to the meeting date. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

        In accordance with the Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet, we have made these proxy materials available to you at www.proxyvote.com, or, upon your request, have delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2010 Annual Meeting. Reference is made to the proxy statement for further information with respect to the items of business to be transacted at the Annual Meeting. We have not received notice of other matters that may be properly presented at the Annual Meeting.

        Your vote is important. Please read the proxy statement and the voting instructions on the proxy. Then, whether or not you plan to attend the Annual Meeting in person, and no matter how many shares you own, please download, sign, date and promptly return the proxy. If you are a holder of record, you may also cast your vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
Edmund L. Quatmann, Jr. Senior Vice President, General Counsel and Secretary

St. Louis, Missouri
September 7, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 5, 2010

        Isle of Capri Casino's Proxy Statement for the 2010 Annual Meetings of Stockholders is available at www.proxyvote.com

ISLE OF CAPRI CASINOS, INC.
600 EMERSON ROAD
ST. LOUIS, MISSOURI 63141
(314) 813-9200

PROXY STATEMENT
SEPTEMBER 7, 2010

        We are furnishing this proxy statement to you in connection with the solicitation by the Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, of proxies for use at the 2010 Annual Meeting of Stockholders to be held on Tuesday, October 5, 2010, beginning at 9:00 a.m., Central Time, at 600 Emerson Road, St. Louis, Missouri, and at any adjournment(s) of the Annual Meeting. Isle of Capri Casinos, Inc., together with its subsidiaries, is referred to herein as the "Company," "we," "us" or "our," unless the context indicates otherwise.

        Our principal executive offices are located at 600 Emerson Road, St. Louis, Missouri 63141. A notice containing instructions on how to access our 2010 Annual Report to Stockholders, this proxy statement, and accompanying proxy card was first mailed to our stockholders on or about September 7, 2010.

QUESTIONS AND ANSWERS

When is the 2010 Annual Meeting, and why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed proxy materials?

        The Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, seeks your proxy for use in voting at our 2010 Annual Meeting or at any postponements or adjournments of the Annual Meeting. The Board of Directors is soliciting proxies beginning on or about September 7, 2010. Our Annual Meeting will be held at 600 Emerson Road, St. Louis, Missouri on Tuesday, October 5, 2010, at 9:00 a.m., Central Time. All holders of our common stock, par value $0.01 per share, entitled to vote at the Annual Meeting, will receive a one-page notice in the mail regarding the Internet availability of proxy materials. Along with the proxy statement, you will also be able to access our Annual Report on Form 10-K/A for the fiscal year ended April 25, 2010 on the Internet.

        Pursuant to the rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we sent a notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the notice. Stockholders may also request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy can be found on the notice. In addition, by following the instructions in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

        THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ISLE OF CAPRI CASINOS, INC.

On what am I being asked to vote?

        At the Annual Meeting, the Company's stockholders will be asked to vote on the following proposals:

  (1)
  To elect nine persons to the Board of Directors;

  (2)
  The ratification of the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2011 fiscal year;

  (3)
  The amendment of our Certificate of Incorporation to increase authorized common stock;

  (4)
  The amendment of our Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock;

  (5)
  The amendment of our Certificate of Incorporation to fix a range for the number of Directors;

  (6)
  The amendment of our Certificate of Incorporation with respect to filling vacancies on the Board of Directors;

  (7)
  The amendment of our Certificate of Incorporation with respect to indemnification of directors, officers, employees and agents;

  (8)
  The amendment of our Certificate of Incorporation with respect to calling of special meetings of stockholders;

  (9)
  The amendment of our Certificate of Incorporation with respect to the redemption of shares of a disqualified holder; and

  (10)
  The adoption of the Amended and Restated Certificate of Incorporation.

The stockholders may also transact any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

        The record date for the Annual Meeting is August 13, 2010, and only stockholders of record at the close of business on that date may vote at and attend the Annual Meeting.

What constitutes a quorum for the purposes of voting?

        A majority of the shares of the Company's common stock outstanding, represented in person or by proxy at the Annual Meeting, will constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and "broker non-votes" (explained below) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. As of the record date, August 13, 2010, there were 36,765,729 shares of the Company's common stock outstanding and entitled to vote, which excludes 4,034,483 shares held by us in treasury.

What if a quorum is not present at the Annual Meeting?

        If a quorum is not present during the meeting, we may adjourn the meeting. In addition, in the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

How many votes do I have?

        Each outstanding share of the Company's common stock entitles its owner to one vote on each matter that comes before the meeting. Your proxy card indicates the number of shares of the Company's common stock that you owned as of the record date, August 13, 2010.

How many votes are needed to approve each item?

        Provided a quorum is present, directors will be elected by the affirmative vote of a plurality of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, and broker non-votes, if any, will have no effect on the vote for the proposal. Stockholders are not allowed to cumulate their votes for the election of directors.

        Ratification of the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2011 fiscal year requires the affirmative vote of at least a majority of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Broker non-votes, if any, will have no effect on the vote for this proposal. Abstentions will have the same effect as a vote against this proposal. If this selection is not ratified by our stockholders, our Audit Committee may reconsider its selection.

        The amendment of our Certificate of Incorporation and the adoption of the Amended and Restated Certificate of Incorporation require the affirmative vote of at least a majority of the shares of our common stock that are outstanding and entitled to vote on the proposals. Abstentions from voting and broker non-votes, if any, will have the same effect as voting against the proposals.

What if my stock is held by a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with Rule 5635 of the NASDAQ Marketplace Rules (the "Marketplace Rules"), certain matters submitted to a vote of stockholders are considered to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting, so called "broker non-votes." For those matters that are considered to be "non-routine," brokerage firms that have not received instructions from their customers will not be permitted to exercise their discretionary authority. Each of the items listed above is a "non-routine" item.

How do I vote?

        Stockholders of record can choose one of the following ways to vote:

  (1)
  By mail: Please download and print the proxy card from the Internet at www.proxyvote.com, complete, sign, date and return the proxy card to:

    Isle of Capri Casinos, Inc.
    c/o Broadridge
    51 Mercedes Way
    Edgewood, NY 11717

  (2)
  By Internet: www.proxyvote.com

  (3)
  By telephone: 1-800-690-6903

  (4)
  In person at the Annual Meeting.

        By casting your vote in any of the four ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

        If you hold our voting securities in "street name," only your broker or bank can vote your shares. If you want to vote in person at our Annual Meeting and you hold our voting securities in street name, you must obtain a proxy from your broker and bring that proxy to our Annual Meeting.

How do I vote using the proxy card?

        If the proxy is properly signed and returned, the shares represented by the proxy will be voted at the Annual Meeting according to the instructions indicated on your proxy. If the proxy does not specify how your shares are to be voted, your shares represented by the proxy will be voted:

  1.
  For the election of the directors recommended by the Board of Directors;

  2.
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2011 fiscal year;

  3.
  To amend our Certificate of Incorporation to increase authorized common stock;

  4.
  To amend our Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock;

  5.
  To amend our Certificate of Incorporation to fix a range for the number of Directors;

  6.
  To amend our Certificate of Incorporation with respect to filling vacancies on the Board of Directors;

  7.
  To amend our Certificate of Incorporation with respect to indemnification of directors, officers, employees and agents;

  8.
  To amend our Certificate of Incorporation with respect to calling of special meetings of stockholders;

  9.
  To amend our Certificate of Incorporation with respect to the redemption of shares of a disqualified holder;

  10.
  To adopt the Amended and Restated Certificate of Incorporation; and

  11.
  In their discretion, upon such other business as may properly come before the meeting.

Can I change my vote after I have submitted my proxy?

        Yes, a stockholder who has submitted a proxy may revoke it at any time prior to its use by:

  1.
  Delivering a written notice to the Secretary;

  2.
  Executing a later-dated proxy; or

  3.
  Attending the Annual Meeting and voting in person.

        A written notice revoking the proxy should be sent to the Company's Secretary at the following address:

  Edmund L. Quatmann, Jr.
  Senior Vice President, General Counsel and Secretary
  Isle of Capri Casinos, Inc.
  600 Emerson Road
  St. Louis, Missouri 63141

How will the votes be tabulated at the meeting?

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, and such election inspectors also will determine whether or not a quorum is present.

Will the Company solicit proxies in connection with the Annual Meeting?

        Yes, the Company will solicit proxies in connection with the Annual Meeting. We will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally and by telephone, facsimile and email, all without extra compensation. We may retain a proxy solicitation firm to assist in the solicitation of proxies. If we retain such a firm, the fee to be paid for such services will be borne by us and is not expected to exceed $7,500 plus reasonable expenses.

ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will vote on the election of nominees listed below to serve as directors until the next annual meeting of stockholders or until their respective successors, if any, are have been elected and qualified. Each of these individuals is currently serving on the Company's Board of Directors. John G. Brackenbury, a director currently serving on the Company's Board of Directors, is retiring and not standing for re-election. The Company does not know of any reason why any nominee would be unable or unwilling to serve as a director. If any nominee is unable or unwilling to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Company's Board may nominate.

Nominees

        The Board of Directors recommends that you vote "FOR" each of the following nominees:

Name	Age
James B. Perry	60
Robert S. Goldstein	55
W. Randolph Baker	63
Alan J. Glazer	69
Jeffrey D. Goldstein	57
Richard A. Goldstein	49
Shaun R. Hayes	50
Gregory J. Kozicz	49
Lee S. Wielansky	59

Nominee Background

        James B. Perry has been a director since July 2007 and was named Chairman of the Board in August 2009. Since March 2008, he has served as our Chief Executive Officer. Prior to being named Chairman, Mr. Perry was Executive Vice Chairman from March 2008 to August 2009 and Vice Chairman from July 2007 to March 2008. Mr. Perry served as a Class III Director on the board of Trump Entertainment Resorts, Inc. from May 2005 until July 2007. From July 2005 to July 2007, Mr. Perry served as Chief Executive Officer and President of Trump Entertainment Resort, Inc., which filed for Chapter 11 bankruptcy in February 2009. Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 1997 through May 2003. Mr. Perry also served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005. Mr. Perry brings more than 25 years of industry experience to the Board and his day-to-day leadership of the Company provides our Board of Directors with intimate knowledge of all aspects of our business. He also has extensive experience in executive management and strategic planning.

        Robert S. Goldstein has been a director since February 1993 and was named Vice Chairman of the Board in March 2008. Prior to being named Vice Chairman, Mr. Goldstein was Executive Vice Chairman from October 2005 to March 2008. Mr. Goldstein is the Chairman, Chief Executive Officer and President of Alter Trading Corporation, a company engaged in the business of scrap metal recycling, and has been associated with that company since 1977. Mr. Goldstein serves as Chairman and Chief Executive Officer of Goldstein Group, Inc., a private company. Additionally, Mr. Goldstein was a director, officer, and stockholder of the Steamboat Companies and has been an officer of several affiliated companies engaged in river transportation, stevedoring and equipment leasing since 1980. Mr. Goldstein is the brother of Jeffrey D. Goldstein and Richard A. Goldstein. Mr. Goldstein has extensive experience in management of operations, corporate governance and strategic planning. Mr. Goldstein has served as a member of our Board for more than 16 years and brings to the Board an in-depth understanding of the Company's business, history and organization.

        W. Randolph Baker has been a director since September 1997. In July 2008, Mr. Baker resigned from his position as Chair of the Sycuan Institute on Tribal Gaming at San Diego State University, the nation's first academic program dedicated to the study of tribal gaming, where he served since August 2006. He is currently a principal in Randolph Baker & Associates, a consulting firm located in San Antonio, Texas. Previously Mr. Baker served as Executive Director of the Shelby County Schools Education Foundation, a nonprofit organization dedicated to enhancing the quality of K-12 education in Shelby County, Tennessee. From June 1996 to Spring 2004, he served as Vice Chairman and Chief Executive Officer of Thompson Baker & Berry, a regional public relations and public affairs firm located in Memphis, Tennessee. Prior to that, Mr. Baker served as the Harrah's Visiting Professor of Gaming Studies in the College of Business at the University of Nevada, Reno, and as Director of Public Affairs for The Promus Companies Incorporated, then a holding company for casino and hotel brands (including Harrah's casino hotels) in Memphis, Tennessee. Mr. Baker has extensive experience in management of operations, regulatory matters, public policy, corporate governance, corporate finance and accounting and brings to the Board a significant level of knowledge regarding tribal gaming.

        Alan J. Glazer has been a director since November 1996 and in October 2009, was named Lead Director. He is currently a Senior Principal of Morris Anderson & Associates, Ltd., a national management consulting firm, where he has worked since 1984. Prior to joining Morris Andersen, Mr. Glazer was Senior Vice President and Chief Financial Officer for Consolidated Foods Corp., a large international manufacturer and distributor of branded consumer products. Before joining CFC, Mr. Glazer spent 13 years at Arthur Andersen & Co., the last five as a General Partner. Mr. Glazer also serves as a director of Goldstein Group, Inc., a private company owned by the Goldstein family. Mr. Glazer has extensive experience in management of operations, corporate finance and accounting and brings to the Board extensive knowledge of the financial and accounting issues facing public companies. The Board has designated Mr. Glazer as an "audit committee financial expert" as that term is defined in the SEC's rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

        Jeffrey D. Goldstein has been a director since October 2001. Mr. Goldstein is Chairman and President of Alter Company and its related barge and other transportation entities. Mr. Goldstein has been associated with Alter Company for over thirty years, serving in various management roles. Mr. Goldstein serves as a director of Goldstein Group, Inc., a private company. Additionally, Mr. Goldstein was a director, officer, and stockholder of the Steamboat Companies. Mr. Goldstein is the brother of Robert S. Goldstein and Richard A. Goldstein. Mr. Goldstein has extensive experience in management of operations, corporate governance and strategic planning and brings to the Board invaluable perspectives on all aspects of the Company's business.

        Richard A. Goldstein has been a director since October 2009. Mr. Goldstein serves on the Board of Directors, and is an Executive Vice President, of Alter Trading Corporation, a company engaged in the business of scrap metal recycling, and has been associated with that company since 1983. Mr. Goldstein also serves as the President of Alter Energy, LLC, and serves on the Board of Directors, and is an Executive Vice President, of Alter Company. Mr. Goldstein serves as a director and Executive Vice President of Goldstein Group, Inc., a private company. Mr. Goldstein was a director, officer and stockholder of the Steamboat Companies. Mr. Goldstein is the brother of Jeffrey D. Goldstein and Robert S. Goldstein. Mr. Goldstein has extensive experience in management of operations, corporate governance and strategic planning and brings to the Board invaluable perspectives on all aspects of the Company's business.

        Shaun R. Hayes has been a director since January 2006. Since August 2008, Mr. Hayes has served as President and CEO of Sun Security Bank, a wholly-owned subsidiary of Sun Financial, a Missouri-based bank holding company. Mr. Hayes was president and chief executive officer of Missouri banking for National City Bank from April 2004 to July 2008. Mr. Hayes has extensive experience in management of operations, banking, corporate finance and accounting and his experience and expertise have proven especially valuable to the Board in its financing matters.

        Gregory J. Kozicz has been a director since January 2010. Mr. Kozicz is president and chief executive officer of Alberici Corporation, a St. Louis-based diversified construction, engineering and steel fabrication company, and Alberici Constructors Inc., a wholly-owned subsidiary of Alberici Corporation. He also serves on the Eighth District Real Estate Industry Council of the Federal Reserve Bank of St. Louis. He has served as president and chief executive officer of Alberici Corporation and Alberici Constructors since 2005 and June 2004, respectively. Prior to his current roles, Kozicz was president of Alberici Constructors Ltd. (Canada). Before joining Alberici in 2001, Kozicz served as a corporate officer and divisional president for Aecon, a publicly-traded construction, engineering and fabrication company. Mr. Kozicz has extensive experience in management of operations, the construction industry, real estate investments, corporate governance and strategic planning. Mr. Kozicz brings to the Board a wide range of experience, particularly with respect to construction and development matters.

        Lee S. Wielansky has been a director since February 2007. Since March 2003, Mr. Wielansky has served as Chairman and Chief Executive Officer of Midland Development Group, Inc., a commercial real estate development company with locations in St. Louis, Missouri and Jacksonville, Florida. From November 2000 to March 2003, Mr. Wielansky served as President and Chief Executive Officer of JDN Development Company, Inc., a wholly owned subsidiary of JDN Corporation, a publicly traded real estate investment trust engaged in the development of retail shopping centers. From 1998 to 2000, Mr. Wielansky was a Managing Director of Regency Centers Corporation, a publicly traded real estate investment trust. In 1983, Mr. Wielansky co-founded Midland Development Group, Inc. and served as Chief Executive Officer until 1998 when the company was acquired by Regency Centers Corporation. Mr. Wielansky serves as Chairman of the Board of Directors of Pulaski Financial Corp., the holding company for Pulaski Bank, and serves as a director of Acadia Realty Trust, a real estate investment trust. Mr. Wielansky has extensive experience in management of operations, real estate investments and management, corporate governance, corporate finance and accounting. Mr. Wielansky brings to the Board important perspectives with respect to real estate and developments.

        With respect to each of our current directors, we own a majority interest in Blue Chip Casinos Plc, a United Kingdom entity which owns and operates two casinos in the United Kingdom. In March of 2009, Blue Chip filed for Administration in the United Kingdom under the Insolvency Act 1986. During fiscal year 2010, we completed the sale of our Blue Chip casino properties under a plan of administration and have no continuing involvement in its operation.

Board Leadership Structure

        Mr. Perry is our Chairman and Chief Executive Officer and leads our Board. Mr. Perry has general charge and management of the affairs, property and business of the Company, under the oversight, and subject to the review and direction, of the Board of Directors. He also serves as a valuable bridge between the Board and our management. He presides at all meetings of stockholders and the Board. Mr. Glazer is our Lead Director. He has, in addition to the powers and authorities of any member of our Board of Directors, the power and authority to chair executive sessions and to work closely with the Chairman in determining the appropriate schedule for the Board meetings and assessing the quality, quantity and timeliness of information provided from our management to the Board. The Lead Director position is at all times held by a director who is "independent" as defined in Nasdaq Rule 5605(a)(2). The Board of Directors believes that the current leadership structure is appropriate at this time based on the Board's understanding of corporate governance best practice. The Board of Directors does not have a policy specifying a particular leadership structure as it believes that it should have the flexibility to choose the appropriate structure as circumstances change. Our independent directors meet in regular executive sessions without management being present. Additionally, each of the Stock Option and Compensation Committee, Audit Committee and Nominating Committee is composed entirely of independent directors.

Board's Role in Risk Oversight

        Our Board of Directors recognizes that, although risk management is primarily the responsibility of the Company's management team, the Board of Directors plays a critical role in the oversight of risk, including the identification and management of risk. The Board of Directors believes that an important part of its responsibilities is to assess the major risks we face and review our strategies for monitoring and controlling these risks. The Board of Directors' involvement in risk oversight involves the full Board of Directors, the Stock Option and Compensation Committee, the Audit Committee, the Nominating Committee and the Compliance Committee. The Stock Option and Compensation Committee considers the level of risk implied by our compensation programs, including incentive compensation programs in which the Chief Executive Officer and other employees participate. The Audit Committee regularly considers major financial risk exposures and the steps taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also reviews risks associated with our financial accounting and reporting processes, litigation matters, and our compliance with legal and regulatory requirements. The Nominating Committee monitors potential risks to the effectiveness of the Board of Directors, notably Director succession and Board of Directors composition. The Compliance Committee reviews potential regulatory compliance risks with various jurisdictions and evaluates the Company's risks with potential business transactions.

Independence

        The Board of Directors has determined that the following directors are independent as defined in Nasdaq Rule 5605(a)(2):

  W. Randolph Baker
  John G. Brackenbury
  Alan J. Glazer
  Shaun R. Hayes
  Gregory J. Kozicz
  Lee S. Wielansky

Meetings

        During the fiscal year ended April 25, 2010, which we refer to as "fiscal 2010," the Board of Directors met in person or telephonically twelve times. During fiscal 2010, each of our directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he severed as a director) and (ii) the total number of meetings held by all committees of the Board during which period he served. Directors are expected to attend each Annual

Meeting of Stockholders. Each member of the current Board of Directors that was a member of the Board in October 2009 attended last year's Annual Meeting of Stockholders.

Committees

        The Board of Directors has three standing committees: the Stock Option and Compensation Committee, the Audit Committee, and the Nominating Committee. During fiscal 2010, the Stock Option and Compensation Committee met five times, the Audit Committee met ten times and the Nominating Committee met on an informal basis from time to time.

        Stock Option and Compensation Committee.    Messrs. Hayes, Glazer, Baker, Brackenbury, Wielansky and Kozicz are members of the Stock Option and Compensation Committee. Mr. Hayes acts as chairman of the Stock Option and Compensation Committee. The Stock Option and Compensation Committee acts as an advisory committee to the full Board with respect to compensation of our executive officers and other key employees, including administration of the long-term incentive plan, option and restricted stock grants, and bonuses. Additional information regarding the policies of the Committee is set forth in the "Stock Option and Compensation Committee Report on Executive Compensation" included in this proxy statement. In accordance with Nasdaq Rule 5605(d)(1)(B), each member of the Stock Option and Compensation Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Stock Option and Compensation Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        Audit Committee.    Messrs. Glazer, Baker, Hayes and Wielansky are members of the Audit Committee. Mr. Glazer acts as chairman of the Audit Committee. The Audit Committee's responsibilities include selecting our independent registered public accounting firm, reviewing the plan, scope and results of the independent audit, reviewing the fees for the audit services performed, reviewing and pre-approving the fees for the non-audit services to be performed and reviewing all financial statements. Information regarding the functions performed by the Audit Committee during the fiscal year is set forth in the "Report of the Audit Committee," included in this proxy statement. Each member of the Audit Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Board has determined that each member of the Audit Committee is free from any relationship that would interfere with the exercise of independent judgment as a committee member. Mr. Glazer has been designated as our "audit committee financial expert" under the SEC Rules. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        Nominating Committee.    Messrs. Glazer and Hayes are members of the Nominating Committee. Mr. Glazer acts as chairman of the Nominating Committee. The Nominating Committee considers and makes recommendations concerning the size and composition of the Board of Directors, the number of non-executive members of the Board of Directors, and membership of committees of the Board of Directors. As a policy, the Nominating Committee generally does not consider nominees recommended by the Company's stockholders. In determining the criteria for membership on the Board of Directors, the Nominating Committee considers the skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including the following attributes: financial acumen, general business experience, industry knowledge, leadership abilities, high ethical standards and independence. The Company does not have a formal policy on diversity; however, the Nominating Committee believes that nominees should reflect over time a diversity of experience, gender, race, ethnicity and age. In accordance with Nasdaq Rule 5605(e)(1)(B), Messrs. Glazer and Hayes are "independent" as defined in Nasdaq Rule 5605(a)(2). The Nominating Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        In addition to the foregoing committees of the Board of Directors, we also maintain a Compliance Committee that is made up of both directors and non-directors. Messrs. Baker and Kozicz are members of the Compliance Committee, along with Messrs. Harry Redmond and Steve DuCharme and Ms. Virginia McDowell, our President and Chief Operating Officer. Mr. Baker acts as chairman and Messrs. Redmond and DuCharme are independent members. The Compliance Committee's responsibilities include maintaining compliance with the regulatory requirements imposed upon the Company by the jurisdictions in which it operates and evaluating relationships between the Company and persons and entities with whom the Company proposes to do business.

Compensation of Directors

        For the one-year term that commenced October 6, 2009, our non-employee directors received a $50,000 annual retainer, additional compensation of $4,000 for each in-person board meeting attended, $2,000 for each in-person meeting with management that they were required to attend and $1,000 for any other in-person meeting they were required to attend; provided, however, that the Vice Chairman of the Board received an annual retainer of $100,000 in lieu of the standard annual retainer and per meeting fees. The Chairmen of the Company's Audit Committee and Stock Option and Compensation Committee each receive an additional annual retainer of $25,000 and $7,500, respectively, for chairing those Committees, and the Chairman of the Company's Compliance Committee receives a fee of $2,000 per meeting. Directors are also eligible for annual long-term incentive awards. For the one-year term that commenced October 6, 2009, each non-employee director at-large was awarded 13,202 shares of restricted stock, our Vice Chairman was awarded 24,204 shares of restricted stock. The awards vest 50% upon issuance and 50% on the one-year anniversary of issuance. Directors who are our employees (i.e., our Chairman) receive no additional compensation for serving as directors. All directors are reimbursed for travel and other expenses incurred in connection with attending board meetings and meetings with management that they may be required to attend.

        Director compensation for the one-year term commencing October 5, 2010 has not yet been set.

Fiscal 2010 Director Compensation

        The following table sets forth information with respect to all compensation awarded the Company's directors during fiscal 2010:

Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)(2)	All other compensation ($)(3)	Total ($)
W. Randolph Baker	72,000	150,173	—	222,173
John G. Brackenbury(4)	70,000	150,173	60,000	280,173
Alan J. Glazer	100,000	165,199	—	265,199
Jeffery D. Goldstein	78,000	150,173	—	228,173
Richard A. Goldstein	71,000	188,086	—	259,086
Robert S. Goldstein	100,000	275,321	—	375,321
Shaun R. Hayes	86,500	160,194	—	246,694
Gregory J. Kozicz(5)	43,000	28,181	—	71,181
Lee S. Wielansky	75,000	150,173	—	225,173

(1)
James B. Perry, our Chief Executive Officer and the Chairman of our Board of Directors, is a Named Executive Officer and his compensation as Chief Executive Officer is included in the Summary Compensation Table. He does not receive additional compensation for his service as a director.

(2)
The amounts in this column represent the aggregate grant date fair value of awards granted during fiscal 2010 computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation—Stock Compensation. The assumptions used in the calculation of these amounts for stock awards are disclosed in Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the fiscal year ended April 25, 2010 with the exception that for the directors no forfeiture rate is applied.

(3)
Occasionally the spouse of a director accompanies the director on travel to Board meetings at our expense. This column does not include this cost, which is minimal.

(4)
Mr. Brackenbury received $60,000 in fees for serving on the Board of Directors of The Isle Casinos Limited.

(5)
Mr. Kozicz joined the Board on January 27, 2010. The amount included in the "Stock Awards" column for Mr. Kozicz reflects his initial award of 3,333 shares of restricted stock for joining the Board.

Stockholder Communications with the Board

        The Board provides a process for stockholders to send communications to the Board or any of the directors, including the independent directors. All such communications must be in writing and shall be addressed to the Corporate Secretary, Isle of Capri Casinos, Inc., 600 Emerson Road, St. Louis, Missouri 63141, Attention: Stockholder Communications. All inquiries will be reviewed by the Secretary who will forward to the Board a summary of all such correspondence and copies of all communications that he determines require the attention of the Board. All communications will be compiled and submitted to the Board or the individual directors on a regular basis unless such communications are considered, in the reasonable discretion of the Secretary, to be improper for submission to the intended recipients. Examples of communications that would be deemed improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business or communications that relate to irrelevant topics.

Executive Sessions

        In accordance with Nasdaq Rule 5605(b)(2), the Board currently schedules regular meetings at which only independent directors are present. The executive sessions generally are scheduled in conjunction with each Board meeting at which the members of the Board of Directors meet in person. The Lead Director presides over these sessions.

Code of Conduct

        As required by Nasdaq Rule 5610, the Board of Directors has adopted a Code of Business Conduct that applies to all of the Company's directors, officers and employees. In addition, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, controller and others performing similar functions and specifies the legal and ethical conduct expected of such officers. The Company's Code of Business Conduct and Code of Ethics are posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance and will be provided free of charge upon request to the Company.

Compensation Committee Interlocks and Insider Participation

        There are no Stock Option and Compensation Committee interlocks (i.e., none of our executive officers serves as a member of the board of directors or the compensation committee of another entity that has an executive officer serving as a member of our Board or the Stock Option and Compensation Committee of our Board).

 OWNERSHIP OF OUR CAPITAL STOCK

        The following table sets forth information with respect to the beneficial ownership of our common stock as of August 13, 2010 (unless otherwise indicated) by: (1) each director and nominee for director, (2) the individuals named in the Summary Compensation Table (i.e., the Named Executive Officers), (3) all directors, nominees for director and executive officers (including the Named Executive Officers) as a group, and (4) based on information available to us and filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Shares Owned(2)
Robert S. Goldstein(3)(4)	14,160,133	43.2%
Jeffrey D. Goldstein(3)(5)	13,642,746	41.6%
Richard A. Goldstein(3)(6)	13,495,126	41.2%
B.I.J.R.R. Isle, Inc.(3)(7)	9,273,115	28.3%
B.I. Isle Partnership, L.P.(3)(8)	4,502,625	13.7%
Goldstein Group, Inc.(3)(9)	2,898,243	8.8%
Thompson, Siegel & Walmsley LLC(10)	1,712,948	5.2%
W. Randolph Baker(11)	47,830	*
John G. Brackenbury(12)	36,431	*
Alan J. Glazer(13)	91,589	*
Shaun R. Hayes(14)	34,123	*
Gregory J. Kozicz(15)	3,333	*
James B. Perry(16)	516,141	1.6%
Lee S. Wielansky(17)	37,237	*
Virginia M. McDowell(18)	342,763	1.0%
Dale R. Black(19)	157,675	*
Arnold L. Block(20)	32,020	*
R. Ronald Burgess(21)	44,653	*
D. Douglas Burkhalter(22)	60,353	*
Roger W. Deaton(23)	140,774	*
Eric L. Hausler(24)	40,422	*
Paul B. Keller(25)	84,116	*
Donn R. Mitchell, II(26)	97,851	*
Edmund L. Quatmann, Jr.(27)	86,301	*
Jeanne-Marie Wilkins(28)	58,512	*
Directors and Executive Officers as a Group (21 persons)(29)	19,301,409	58.1%

*
Less than 1%.

Notes:

(1)
Unless otherwise indicated below, the business address for each member or affiliated entity of the Goldstein family listed below is 2117 State Street, Bettendorf, Iowa 52722.

(2)
Calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not currently outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of August 13, 2010, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

(3)
Information regarding beneficial ownership of our common stock is included herein in reliance on Schedule 13D/A as filed with the SEC on May 14, 2010 and June 29, 2010. Further, on April 30, 2010, members of the Goldstein family, including Robert S. Goldstein, Jeffrey D. Goldstein, Richard A. Goldstein and various family trusts and other entities associated with members of the Goldstein family (the "Goldstein Group") entered into an Agreement related to their ownership of our common stock (the "Goldstein Family Agreement"). The Goldstein Family Agreement includes, among other things, an agreement by the parties to coordinate their efforts with each other with respect to their ownership of our common stock and to ensure that the interests of the Goldstein Group are appropriately considered by our Board of Directors. As of June 29, 2010, the Goldstein Group beneficially owned in the aggregate approximately 50.1% of the issued and outstanding shares of our common stock.

(4)
The number of shares beneficially owned by Robert S. Goldstein includes 9,273,115 shares of which Robert S. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc., has indirect beneficial ownership, 2,898,243 shares held by the Goldstein Group, Inc., of which Robert S. Goldstein has indirect beneficial ownership, 540,000 shares held in the Richard A. Goldstein Irrevocable Trust, of which Robert S. Goldstein, as co-trustee, has indirect beneficial ownership, 540,000 shares held in the Jeffrey D. Goldstein Irrevocable Trust, of which Robert S. Goldstein, as co-trustee, has indirect beneficial ownership, 75,000 shares in a family private foundation of which he is a director, 24,476 shares held in an IRA account over which Mr. Goldstein has a power of attorney which includes voting and dispositive power and 28,333 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Robert S. Goldstein is 700 Office Parkway, St. Louis, Missouri 63141.

(5)
The number of shares beneficially owned by Jeffrey D. Goldstein includes 9,273,115 shares of which Jeffrey D. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. (the sole general partner of B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., Jeff Isle Partnership, L.P. and I.G. Isle Partnership, L.P.), has indirect beneficial ownership, 2,898,243 shares held by the Goldstein Group, Inc., of which Jeffrey D. Goldstein has indirect beneficial ownership, 540,000 shares held in the Richard A. Goldstein Irrevocable Trust, of which Jeffrey D. Goldstein, as co-trustee, has indirect beneficial ownership, 75,000 shares in a family private foundation of which he is a director, 24,476 shares held in an IRA account over which Mr. Goldstein has a power of attorney which includes voting and dispositive power and 14,803 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Jeffrey D. Goldstein is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.

(6)
The number of shares beneficially owned by Richard A. Goldstein includes 9,273,115 shares of which Richard A. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. has indirect beneficial ownership, 2,898,243 shares held by the Goldstein Group, Inc., of which Richard A. Goldstein has indirect beneficial ownership, 540,000 shares held in the Jeffrey D. Goldstein Irrevocable Trust, of which Richard A. Goldstein, as co-trustee, has indirect beneficial ownership, 75,000 shares in a family private foundation of which he is a director, 24,476 shares held in an IRA account over which Mr. Goldstein has a power of attorney which includes voting and dispositive power and 8,268 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Richard A. Goldstein is 700 Office Parkway, St. Louis, Missouri 63141.

(7)
B.I.J.R.R. Isle, Inc. is the general partner of B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., Jeff Isle Partnership, L.P. and I.G. Isle Partnership, L.P. and, as such, has indirect beneficial ownership of the shares held by each limited partnership. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. Jeffrey D. Goldstein, Richard A. Goldstein, and Robert S. Goldstein, each as a Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc., have indirect beneficial ownership and report shared voting and dispositive power as to these shares. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The address for B.I.J.R.R. Isle, Inc. is c/o Michael Newmark, Bryan Cave LLP, 211 N. Broadway, Ste. 3600, St. Louis, Missouri 63102.

(8)
Jeffrey D. Goldstein, Richard A. Goldstein, and Robert S. Goldstein, each as a Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc., have indirect beneficial ownership and report shared voting and dispositive power as to these shares. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The address of B.I. Isle Partnership is c/o Michael Newmark, Bryan Cave LLP, 211 N. Broadway, Ste. 3600, St. Louis, Missouri 63102.

(9)
Shares owned by Goldstein Group, Inc. are reported as beneficially owned by Jeffrey D. Goldstein, Robert S. Goldstein and Richard A. Goldstein. The address for Goldstein Group, Inc. is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.

(10)
As reflected on a Form 13F filed on May 14, 2010 by Thompson, Siegel & Walmsley LLC. The address for Thompson, Siegel & Walmsley LLC is 6806 Paragon Place, Suite 300, PO Box 6883, Richmond, VA 23230.

(11)
Includes 2,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 14,622 shares of restricted stock subject to vesting.

(12)
Includes 14,679 shares of restricted stock subject to vesting.

(13)
Includes 8,000 shares issuable upon the exercise of stock options that are exercisable within 60 days, 16,577 shares of restricted stock subject to vesting and 1,000 shares owned by Mr. Glazer's wife.

(14)
Includes 13,331 shares of restricted stock subject to vesting.

(15)
Includes 1,666 shares of restricted stock subject to vesting.

(16)
Includes 200,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 194,954 shares of restricted stock subject to vesting.

(17)
Includes 9,885 shares of restricted stock subject to vesting.

(18)
Includes 242,678 shares of restricted stock subject to vesting.

(19)
Includes 117,544 shares of restricted stock subject to vesting.

(20)
Includes 24,123 shares of restricted stock subject to vesting.

(21)
Includes 38,895 shares of restricted stock subject to vesting.

(22)
Includes 38,895 shares of restricted stock subject to vesting.

(23)
Includes 80,975 shares issuable upon the exercise of stock options that are exercisable within 60 days and 22,154 shares of restricted stock subject to vesting.

(24)
Includes 20,000 shares issuable upon exercise of stock options that are exercisable within 60 days and 20,422 shares of restricted stock subject to vesting.

(25)
Includes 40,000 shares issuable upon exercise of stock options that are exercisable within 60 days and 37,579 shares of restricted stock subject to vesting.

(26)
Includes 30,700 shares issuable upon the exercise of stock options that are exercisable within 60 days and 34,705 shares of restricted stock subject to vesting.

(27)
Includes 44,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 36,369 shares of restricted stock subject to vesting.

(28)
Includes 40,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 14,451 shares of restricted stock subject to vesting.

(29)
Information provided is for the individuals who were our executive officers, directors and nominees for director on August 13, 2010, and includes 465,675 shares issuable upon exercise of stock options that are exercisable within 60 days and 944,933 shares of restricted stock subject to vesting.

EXECUTIVE OFFICERS

        Below is a table that identifies our executive officers as of the date of this proxy statement, other than Mr. Perry, who is identified in the section entitled "Election of Directors."

Name	Age	Position(s)
Virginia M. McDowell	52	President and Chief Operating Officer
Dale R. Black	47	Senior Vice President and Chief Financial Officer
Arnold L. Block	63	Senior Vice President, Isle Operations
R. Ronald Burgess	66	Senior Vice President of Human Resources
D. Douglas Burkhalter	43	Senior Vice President of Marketing
Roger W. Deaton	63	Senior Vice President, Lady Luck Operations
Eric L. Hausler	41	Senior Vice President, Strategic Initiatives
Paul B. Keller	56	Senior Vice President and Chief Development Officer
Donn R. Mitchell, II	42	Senior Vice President
Edmund L. Quatmann, Jr.	40	Senior Vice President, General Counsel and Secretary
Jeanne-Marie Wilkins	51	Senior Vice President and Chief Information Officer

        Virginia M. McDowell has been our President and Chief Operating Officer since July 2007. From October 2005 to July 2007, Ms. McDowell served as Executive Vice President and Chief Information Officer at Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From 1997 through October 2005, Ms. McDowell served in a variety of positions at Argosy Gaming Company, including Vice President of Sales and Marketing, and Senior Vice President of Operations. Prior to working at Argosy, Ms. McDowell served as the East Coast General Manager for Casino Data Systems and held management positions at a number of Atlantic City gaming properties beginning in 1981.

        Dale R. Black has been our Senior Vice President and Chief Financial Officer since December 2007. From November 2005 to December 2007, he served as Executive Vice President—Chief Financial Officer of Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From April 1993 through October 2005, Mr. Black worked at Argosy Gaming Company in Alton, Illinois, becoming Chief Financial Officer in 1998 after serving as Vice President and Corporate Controller. Prior to joining Argosy, he spent seven years in the audit practice of Arthur Andersen LLP.

        Arnold L. Block has been our Senior Vice President, Isle Operations since December 2008. Prior to that, Mr. Block served as senior vice president and general manager of the Harrah's, St. Louis property from October 2005 to January 2008. From July 1993 to October 2005, Mr. Block worked in a variety of leadership capacities for Argosy Gaming Company, including serving as regional vice president from June 2002 until October 2005 when the company was sold. In that role, he was responsible for three Argosy properties; Lawrenceburg, Indiana, Kansas City, Missouri, and Baton Rouge, Louisiana. He began his career as general manager and later owner of a 150-room hotel in Alton, Illinois and from 1986 to 1988 he owned and operated two restaurants in St. Louis, Missouri.

        R. Ronald Burgess has been our Senior Vice President of Human Resources since September 2007. From October 2005 to September 2007, Mr. Burgess served as a consultant to Norwegian Cruise Lines and on the launch of gaming in Macau for Galaxy Entertainment. From July 1999 through October 2005, Mr. Burgess served as Senior Vice President of Human Resources for Argosy Gaming Company. From 1986 to 1999, Mr. Burgess was Corporate Director of Human Resources for Harrah's Entertainment, Inc. Prior to joining Harrah's in 1986, he was responsible for human resources at a major operating unit of RCA, ultimately managing the merger with General Electric.

        D. Douglas Burkhalter has been our Senior Vice President of Marketing since September 2007. From November 2005 to July 2007, Mr. Burkhalter served as Vice President of Marketing Strategy for Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. He also held the position of Corporate Director of Marketing for Argosy Gaming Company from June 2002 until November 2005.

        Roger W. Deaton has been our Senior Vice President, Lady Luck Operations since December 2008. Mr. Deaton joined us in 1992 and has served in a variety of roles including regional vice president, vice president and general manager of the Company's properties in Vicksburg, Mississippi, which was sold in July 2006, and Lake Charles, Louisiana. Prior to his current position, Mr. Deaton served as our Regional Vice President of Operations since February 2000. Mr. Deaton spent the early years of his gaming career in Nevada in positions with Nevada Lodge, Crystal Bay Club, Ponderosa Reno, Harvey's Lake Tahoe and King's Castle before moving to Atlantic City as part of the original Resort's International team.

        Eric L. Hausler has been our Senior Vice President, Strategic Initiatives since September 2009. From October 2006 to August 2009, Mr. Hausler served as Senior Vice President of Development for Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From August 2005 to September 2006, Mr. Hausler served as a Managing Director in Fixed Income Research, covering the gaming, lodging and leisure industries for Bear Stearns & Co. Inc., and as a Vice President in Equity Research from December 1999 to July 2002. From October 2003 to August 2005, Mr. Hausler served as the Senior Equity Analyst covering the gaming industry for Susquehanna Financial Group. From July 2002 to September 2003, Mr. Hausler served as an Associate Analyst in Equity Research covering the gaming and lodging industries for Deutsche Bank Securities. From December 1996 to November 1999, Mr. Hausler served as the Governmental and Community Relations Coordinator for the New Jersey Casino Control Commission, among other positions.

        Paul B. Keller has been our Senior Vice President and Chief Development Officer since May 2008. From September 2007 to May 2008, Mr. Keller was a consultant for us. From October 2005 to July 2007, Mr. Keller served as Executive Vice President of Design and Construction for Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From September 1993 to October 2006, he served as Vice President of Design and Construction for Argosy Gaming Company.

        Donn R. Mitchell, II has been our Senior Vice President since December 2007. Previously, he served as Senior Vice President, Chief Financial Officer and Treasurer from January 2006 to December 2007. Mr. Mitchell joined us in June 1996 as Director of Finance and served as Vice President of Finance from July 2001 to December 2005. Mr. Mitchell's prior experience includes serving as an audit manager for Arthur Andersen LLP in New Orleans, Louisiana from July 1990 until June 1996.

        Edmund L. Quatmann, Jr. has been our Senior Vice President, General Counsel and Secretary since July 2008. Prior to joining us, Mr. Quatmann was the Senior Vice President and General Counsel of iPCS, Inc., a wireless telecommunications company based in Schaumburg, Illinois, where he was employed from November 2004 to June 2008. Prior to that, Mr. Quatmann practiced law in the corporate and securities groups of Mayer Brown LLP (October 1998 to November 2004) and Bryan Cave LLP (September 1996 to October 1998).

        Jeanne-Marie Wilkins has been our Senior Vice President and Chief Information Officer since April 2008. Prior to that, she was a consultant to the Company from September 2007 until April 2008. From October 2005 to July 2007, Ms. Wilkins served as Vice President of Business Strategy for Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From May 2002 through September 2005, she served as the business strategy leader for Argosy Gaming Company. She began her gaming career working for Bally Technologies f/k/a Bally Gaming and Systems as a consultant from March 1996 to March 1998. She served as a regional manager for Bally Technologies from March 1998 to May 2002 in state regulated, tribal and international gaming jurisdictions.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

        For purposes of the following Compensation Discussion and Analysis, the terms "executives" and "executive officers" refer to the Named Executive Officers of the Company as set forth in the Summary Compensation Table, which appears on page 26 of this proxy statement, and the term the "Committee" refers to the Stock Option and Compensation Committee.

Executive Summary

        In fiscal 2010 the Company reduced operating expenses, improved customer satisfaction scores, improved its balance sheet and prudently explored options for deploying capital, resulting in a management opportunity in Pennsylvania and a strategic acquisition in Mississippi. The Committee remains committed to its executive compensation philosophy and key objectives, including relating total compensation opportunities for executives to the Company's financial performance. The Committee believes that the compensation paid to the executive officers in fiscal 2010 is commensurate with the Company's performance in a challenging economic environment.

Company Performance

        The Committee believes that the Company's fiscal 2010 results show that it remains committed to its goal of fiscal responsibility through this difficult economic cycle. The Company re-engineered the costs associated with its business while consistently improving the guest experience across its portfolio. Specifically, the Company reduced property-level operating expenses by approximately $12.0 million, totaling over approximately $32.0 million in cost reductions over the past two fiscal years, while increasing See. Say. Smile. customer satisfaction scores to approximately 90%, an increase from approximately 60% two years ago.

        The Company also continued to make efforts to improve its balance sheet, reducing its outstanding debt from approximately $1.5 billion as of April 27, 2008 to approximately $1.2 billion as of April 25, 2010, a reduction of approximately $300 million. In fiscal 2010 the Company entered into an amendment to its senior secured credit facility that permits increased flexibility in operations and capital spending.

        The Company actively explored options for deploying capital to maximize value for its shareholders, including possible acquisitions, greenfield developments and management opportunities in a variety of jurisdictions. Specifically,

  •
  The Company formed Isle Gaming Management, a management and consulting division of the Company, to leverage its experienced and respected management team and intellectual property assets by managing and operating casinos owned by third parties in exchange for management and other fees without requiring extensive capital investment by the Company.

  •
  In January 2010, the Company entered into a management agreement with Nemacolin Woodlands Resort, located in southwestern Pennsylvania. Nemacolin is one of four applicants for the one remaining resort casino license in Pennsylvania. If Nemacolin is awarded the license and the Company is granted an operator's license, the Company has agreed to make certain improvements to an existing building at the resort, which will house a Lady Luck casino that we will manage.

  •
  In April 2010, the Company agreed to acquire Rainbow Casino in Vicksburg, Mississippi, for $80 million in cash. The acquisition closed in June 2010. We believe that Rainbow will fit well into the Company's portfolio and will benefit from the operational expertise of our management team.

        Operating free cash flow for fiscal 2010 was approximately $76.0 million, or approximately 96% of the target established under our annual non-equity bonus plan.

        For a complete discussion of the Company's performance in fiscal 2010, reference should be made to Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K/A for the fiscal year ended April 25, 2010, a copy of which is included in the Annual Report to Shareholders delivered in connection with this Proxy Statement.

Peer Group

        For fiscal 2010, the Committee used a peer group consisting of comparably sized gaming companies as well as a couple of companies in the broader hospitality/entertainment business. The Committee believed that this peer group was appropriate for determining relative industry performance as well as for recruiting and retention purposes. Generally, the companies that make up the Company's peer group are its business competitors as well as its primary source of, and primary competition for, executive talent. Many of the Company's executives have been recruited from other gaming operations. In addition, since gaming and racing are highly regulated industries, it takes a high degree of experience and prior knowledge to provide effective oversight to multiple gaming and racing properties in a variety of jurisdictions. Also, the Company's executive officers are required to submit to extensive investigations conducted by the state police or an equivalent investigatory agency of their personal financial records, their character and their competency in order to be found "suitable" to serve in their respective capacities in each of the jurisdictions in which the Company operates. Accordingly, the pool for executives capable and willing to serve in an executive capacity in a publicly traded, multi jurisdictional gaming and racing company tends to consist mostly of individuals who are already working within the gaming industry and among our peer group.

        For fiscal 2010, the peer group used for benchmarking purposes consisted of the following seven companies: Ameristar Casinos, Inc., Boyd Gaming Corp., Gaylord Entertainment, Co., Penn National Gaming, Inc., Pinnacle Entertainment, Inc., Trump Entertainment Resorts and Vail Resorts, Inc. As discussed below in "Fiscal 2011 Compensation Actions" the Committee revised the peer group for fiscal 2011.

Executive Compensation Philosophy

        The Committee designed the executive compensation program to attract and retain superior executive talent, incentivize our executives to drive profitable growth and enhance long-term value for our shareholders. Key elements of the program include base salary and performance-based incentives (including both cash and equity opportunities).

        Key objectives of our executive compensation policy include:

  •
  Administering a competitive executive compensation program in which total compensation opportunities will be comparable to those in our peer group;

  •
  Relating total compensation opportunities for executives to the financial performance of the Company, both overall and in comparison to our industry; and

  •
  Establishing and ensuring internal equity and measurements for organizational effectiveness/contribution of executives.

        The executive compensation program is designed to reward the achievement of difficult but fair performance criteria and enhance stock ownership among the executive team. The following principles provide the framework for the Company's executive compensation program:

  •
  Targeted total compensation

    Overall total compensation opportunities and individual program elements are compared to our peer group. Actual pay may vary depending on the level of performance achieved under the Company's short- and long-term incentive programs.

    A number of factors are considered when establishing targeted pay levels, including the value to our shareholders, future leadership potential, level of job responsibility, critical experience/skills, the level of sustained performance, and the market demands for talent.

  •
  Stockholder alignment

    Total compensation opportunities are tied to quantifiable performance metrics, such as operating free cash flow, and, through the use of equity grants, the Company's stock price.

  •
  Total compensation mix

    The Company's targeted pay mix (salary vs. performance-based incentive pay) is designed to reflect a combination of competitive market practices and strategic business needs. The degree of performance-based incentive pay ("at risk" compensation) and the level of total compensation opportunities should increase with an executive's responsibility level, because executives that are at higher levels in the organization are more likely to affect the Company's results. Accordingly, the Committee determined that the targeted total compensation mix for the executive officers for fiscal 2010 were as follows: Messrs. Perry and Black and Ms. McDowell, 25% of total compensation delivered in base salary, 15% in bonus compensation and 60% in long-term incentive; and Messrs. Quatmann and Keller: 40% of total compensation delivered in base salary, 20% in bonus and 40% in long-term incentive.

        The Committee analyzes market data and evaluates individual executive performance with a goal of setting compensation at levels it believes, based on its general business and industry knowledge and experience, are comparable with compensation levels of executives in other companies of similar size operating in the gaming industry. The Committee engages compensation consulting firms to provide guidance regarding competitive compensation practices, industry peer analysis and recommendations. Using this guidance and peer group compensation information as a point of reference, the Committee then focuses on the Company's and executives' individual performance in determining each component of annual compensation.

Overview of Executive Compensation Elements

        The use of the below compensation elements enables the Company to reinforce its pay for performance philosophy as well as strengthen its ability to attract and retain high performing executive officers. The Company believes that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value creation, and facilitates executive recruitment and retention in a high-performance culture.

        The Committee reviews pay competitiveness from a total compensation perspective. The Company relies primarily on market data to determine pay opportunities for each component.

        The principle elements of the Company's executive compensation program are described below. Please see "Analysis of Fiscal 2010 Compensation" below for a discussion of the specific actions taken with respect to executive compensation for fiscal 2010.

        Base Salary.    Base salary pays for competence in the executive role. Base salary levels at the Company reflect a combination of factors, including competitive pay levels, the executive's experience and tenure, internal pay equity, the need to attract and retain excellent management talent, the Company's overall annual budget for merit increases and the executive's individual performance.

        Annual Incentive/Non-Equity.    The purpose of the Company's annual incentive plan is to tie compensation directly to specific business goals and management objectives. The Committee believes that basing annual cash bonuses for executive officers on pre-determined company performance metrics establishes a direct and powerful link between our executives' pay and our financial and operational success. The Committee further believes that the achievement of the goals for these operating performance metrics are closely correlated to the creation of long-term shareholder value.

        Annual incentive opportunities are expressed as a percentage of base salary and are initially set forth in each executive's employment agreement. Targets are developed considering competitive practices and consistency with the Company's internal structure. Executives are grouped together in our internal structure according to their position and relative importance to the Company. The Committee sets the ranges of bonuses payable for each executive as a percentage of base salary, taking into consideration the incentive programs and practices used by the Company's peer group. For fiscal 2010, the target for each executive as a percentage of base salary was 60%. For the executives, the target annual incentive opportunity as a percentage of base salary is generally the median of market practices.

        The Committee sets the ranges of bonuses payable for each executive as a percentage of base salary, consistent with the incentive programs and practices used by the Company's peer group. For fiscal 2010, the target for each executive as a percentage of base salary was 60%.

        Long-Term Incentive/Equity.    The primary long-term incentive for executives is shares of restricted stock vesting ratably over three years. Until the shares vest they remain subject to forfeiture upon termination of employment or position as a director and restrictions on transfer. If and when the shares vest, they are no longer "restricted," and the recipient is free to hold, transfer or sell them, subject to required tax withholding and compliance with applicable securities laws, our securities trading policy, our holding policy and any other legal requirements. The Committee's practice is to deliver 25% of the value of the long-term incentive in cash and 75% in shares of restricted stock. The rationale for paying 25% of the long-term incentive in cash is to promote and facilitate retention of the shares of restricted stock by providing cash to enable the award recipient to pay taxes if he or she chooses to do so. Long-term incentive awards with respect to a particular fiscal year are typically made within the first three months of the succeeding fiscal year. For example, the long-term incentive award for fiscal 2010 (i.e., the year ended April 25, 2010) was awarded in July 2010 (during fiscal 2011). The long-term incentive amount for each executive, as described in further detail below, is based on the Company meeting a certain threshold level of performance.

        Deferred Compensation.    The Company does not maintain any defined benefit pension programs for its executives. Instead, consistent with the competitive practices of the Company's peer group, the Company maintains an elective non-qualified deferred compensation plan for executives. The plan is unfunded and benefits are paid from the Company's general assets. The Company generally sets aside separately the amounts deferred by the executives and the matching contributions thereon. None of the executives participate in this plan.

        Benefits and Perquisites.    The Committee believes that executives should be offered customary benefits and perquisites that are reasonable relative to the benefits provided to all employees and consistent with competitive practices among the Company's peer group. The standard benefits offered to all of the Company's employees include medical, dental and vision insurance, group life insurance, short and long-term disability and a 401(k) with certain contributions matched by the Company. In addition, all executives are enrolled in the Medical Executive Reimbursement Plan (the "MERP") in which an allocation in amount up to 5% of each executive's base salary aids with payment of certain medical expenses other than premiums. All such supplemental benefits and perquisites are subject to applicable federal, state and local taxation. The benefit paid under the MERP is grossed-up for taxes.

Role of Executive Officers and Board of Directors in Compensation Decisions

        The Chief Executive Officer assists the Committee in making compensation decisions for the executives primarily by making recommendations and evaluating day-to-day performance of the executives. The Chief Executive Officer and other executives do not play a role in determining their own compensation and are not present at the executive sessions in which their pay is discussed.

        The Committee's analysis and recommendations are presented to the Board of Directors for ratification.

Role of Compensation Consultant

        Since 2008, the Committee has engaged the firm of Towers Watson (formerly known as Watson Wyatt) as the Committee's independent compensation consultant. Generally Towers Watson performs the following duties for the Committee:

  •
  Review of compensation philosophy, peer group and competitive positioning for reasonableness and appropriateness;

  •
  Review of executive compensation program and plans or practices that might be changed to improve effectiveness;

  •
  Select and review the peer group and survey data for competitive comparisons;

  •
  Review the Compensation Discussion and Analysis and compensation tables for inclusion in our proxy statement; and

  •
  Advise the Committee on best-practice ideas for executive compensation as well as areas of concern and risk in the Company's program.

Towers Watson receives no fees or compensation from the Company for services other than for its services as compensation consultant.

Analysis of Fiscal 2010 Compensation

        Base Salary.    Early in fiscal 2010, we determined that the fiscal 2009 base salary of each executive officer generally continued to be competitive, fair and reasonable after reviewing the base salaries of the Company's peer group and consideration of the other factors noted above. The Committee deemed it appropriate to increase each executive officer's base salary for fiscal 2010 by 3%. The Committee arrived at its decision based on its view that it was important to convey that, despite the general economic conditions and the impact of the economy on the Company's results of operations, the Company remained healthy, financially secure and committed to paying competitive compensation to its current employees and to future candidates for employment with the Company.

        In November 2008, Mr. Perry and Ms. McDowell voluntarily requested a 25% reduction in their base salaries for one year. In making their request, Mr. Perry and Ms. McDowell expressed, among other things, their desire to accentuate the greater prominence the Committee is placing on the long-term performance based aspect of their overall compensation. On December 12, 2008, the Committee ratified the request and, effective November 1, 2008, their salaries were reduced by 25%. Ms. McDowell's salary was restored to 100% on November 2, 2009, but Mr. Perry and the Committee agreed to continue Mr. Perry's salary reduction for another year.

        Annual Incentive/Non-Equity.    During fiscal 2009, the Committee established criteria for the annual non-equity incentive plan for five fiscal years for the executives in order to incent them to take a long-term view of the business and to encourage retention. The Committee determined that operating free cash flow growth was the appropriate criteria for the executives because it takes into consideration financing decisions and capital allocation as well as operating results. The Committee established fiscal 2008 operating free cash flow of approximately $63 million as the base and set a target for each of the next five years of 12% compounded growth in operating free cash flow. For each fiscal year in which operating free cash flow growth is at least target, then the bonus payout to the chief executive officer and his direct reports shall be at target. Measurements would be made quarterly and payments would be made quarterly at 80% of the calculated result. A final calculation would be made at fiscal year-end and the payments "trued-up" to actual, if necessary. The Committee retained discretion to increase the amount actually paid by up to 25% of the bonus amount based on individual performance. In the event that actual operating free cash flow growth for any fiscal year exceeds target, then the chief executive officer and his direct reports will earn a percentage of each executive's salary, which will be "banked." If operating free cash flow for fiscal 2013 meets or exceeds the established target, then the chief executive officer and his direct reports will be paid target for fiscal 2013, plus the entire banked amount.

  Long-Term Incentive/Equity.

        As discussed above, long-term incentive awards made during fiscal 2010 were based on performance during fiscal 2009. Based on performance in fiscal 2009 the Committee granted restricted stock to the executives in July 2009 as follows:

Executive	Shares(#)	Cash($)	Total Value($)
Mr. Perry	175,612	$762,454	$3,049,800
Mr. Black	61,464	266,861	1,067,430
Ms. McDowell	107,065	464,839	1,859,361
Mr. Quatmann	17,795	77,266	309,046
Mr. Keller	19,610	85,141	340,561

Each executive's fiscal 2009 award was at target based on the targeted total compensation mix established by the Committee. The awards for fiscal 2009 were at target because the Company's growth in operating free cash flow in fiscal 2009 met target. 75% of such value was delivered in shares of restricted stock and 25% in cash. The shares of restricted stock vest in three (3) equal annual installments beginning on July 23, 2010. The dollar value of each executive's award was determined based on Company performance in fiscal 2009 and Mr. Perry's recommendation.

        Based on performance in fiscal 2010 the Committee granted restricted stock to the executives in July 2010 as follows:

Executive	Shares(#)	Cash($)	Total Value($)
Mr. Perry	49,012	$142,380	$569,520
Mr. Black	24,506	71,190	284,760
Ms. McDowell	40,843	118,653	474,600
Mr. Quatmann	24,506	71,190	284,760
Mr. Keller	24,506	71,190	284,760

The basis for each executive's fiscal 2010 award was a targeted total compensation mix established by the Committee (see discussion above), adjusted so that the two-year average value of each executive's long-term incentive award approximated the median for the peer group. Consistent with past practice, 75% of such value was delivered in shares of restricted stock and 25% in cash. The shares of restricted stock vest in three (3) equal annual installments beginning on July 26, 2011. The dollar value of each executive's award was determined based on Company performance in fiscal 2010 and Mr. Perry's recommendation.

Employment Agreements

        The Company generally seeks to enter into employment agreements with corporate executives having the title of vice president and above and with the general manager of each of its gaming properties. In arriving at this determination, the Company sought to minimize the number of individuals with whom it had employment agreements while at the same time achieving the objectives set forth below. Relevant to this approach, the Company considers the standard competitive practices in the gaming industry.

        There are a number of strategic objectives that the Company expects to achieve by entering into employment agreements with certain key employees:

  •
  Attract and retain talented executives;

  •
  Limit potential liability emanating from the termination of executives, including the total severance that may be paid to an executive in the event that the Company elects to terminate him or her without cause;

  •
  Provide an effective retention mechanism; and

  •
  Provide the Company with effective and comprehensive protection of its strategic plans, intellectual property and human capital.

        Some of the key terms of the Company's employment agreements with Named Executive Officers are:

        Term.    The initial term of the employment agreements for the Named Executive Officers is one year; provided however that the Chairman and Chief Executive Officer is two years. The employment agreements renew for successive one-year terms unless notice is provided or the agreement is terminated earlier. The Company believes that the term of each employment term represents a reasonable period for which the Company and the executive will mutually commit to maintain the employment relationship. For the Company, this provides stability and predictability among its leadership ranks. For the executive, this provides a reasonable but limited assurance of job security designed to foster an environment of entrepreneurial risk taking where the executive can focus on building long-term shareholder value.

        Termination and Restrictive Covenants.    The Company offers certain additional payments to its Named Executive Officers if the Company elects to terminate the executive's employment without "cause" or as a result of death or total disability. Each employment agreement contains a set of restrictive covenants designed to provide the Company with a reasonable degree of protection of its strategic plans, intellectual property and human capital. Generally, each employment agreement contains prohibitions on (i) competition, (ii) solicitation of employees, and (iii) disclosure and use of confidential information, which prohibitions remain in place for one year following termination. The Board selected this time period based on its determination about the extent to which each individual's tenure with, and knowledge of, the Company might be used to adversely impact the Company's strategic plans, intellectual property or human capital.

        Change in Control.    In the event of a change in control, each Named Executive Officer is entitled to receive certain additional payments if employment is terminated. The Company believes that these payments provide an effective retention mechanism in connection with a change in control.

        For a detailed discussion of the terms contained in each Named Executive Officer's employment agreement, please refer to page 31 below.

Other Compensation Policies

Equity Grant Policy

        The Committee's procedure for timing of equity grants help to provide assurance that grants are never manipulated or timed to result in favorable pricing for executives. The Company schedules Board and Committee meetings in advance. Meeting schedules and award decisions are made without regard to the timing of Company SEC filings or press releases.

        Equity awards are granted on the date approved by the Committee or, in the case of new hires, pursuant to the terms of an employment agreement. If the equity award is a stock option, the stock option exercise price is based on the average market price of the trading date on which the options are granted. The average price is calculated by adding the highest and lowest price for that date and dividing by two.

Stock Holding Policy

        The Committee encourages executives to manage from an owner's perspective by having and maintaining an equity stake in the Company. To that end, all of our executives are also stockholders of the Company. In January 2009, the Board adopted the Isle of Capri Casinos, Inc. Stock Holding Policy. The Stock Holding Policy provides that members of the Board of Directors and certain members of management are required to hold a certain percentage of the shares of our common stock received by them upon lapse of the restrictions on restricted stock and upon exercise of stock options (net of any shares utilized to pay for tax withholding and the exercise price of the option). The percentage ranges from 20% for our general managers to 50% for members of our Board of Directors, our chief executive officer and his direct reports.

Impact of Prior Compensation

        Amounts realized from prior compensation grants did not serve to increase or decrease, fiscal 2010 compensation grants or amounts. The Company's and the Committee's primary focus is competitive pay opportunities on an annual basis.

Risk Management Practices and Risk-Taking Incentives

        In fiscal 2010 we reviewed our material compensation policies and practices and reported to the Committee that we concluded that these policies and practices do not entail risks reasonably likely to have a material adverse effect on the Company.

Tax Deductibility of Compensation Programs

        Section 162(m) of the Code limits our deduction for compensation paid to the Named Executive Officers to $1 million unless certain requirements are met. The policy of the Committee with regard to Section 162(m) of the Code is to establish and maintain a compensation program that will optimize the deductibility of compensation. The Committee reserves the right to use its judgment, where merited by the Committee's need for flexibility to respond to changing business conditions or by an executive's individual performance, to authorize compensation that may not, in a specific case, be fully deductible.

Fiscal 2011 Compensation Actions

        In April 2010, the Committee reviewed the peer group to determine whether any changes were warranted from the prior year's peer group. For fiscal 2011, the Committee determined, based on Towers Watson's recommendation, that the peer group to be used for benchmarking purposes would consist of the following publicly traded gaming/entertainment companies: Ameristar Casinos, Inc., Boyd Gaming Corp., Gaylord Entertainment, Co., Las Vegas Sands Corp., MGM Mirage, MTR Gaming Group, Inc., Penn National Gaming, Inc., Pinnacle Entertainment, Inc., Vail Resorts, Inc. and Wynn Resorts Ltd. In addition, the Committee will take into consideration any available compensation data from the following privately held companies: Harrah's Entertainment, Inc., Jacobs Entertainment Inc., Mohegan Tribal Gaming Authority and Peninsula Gaming LLC.

Stock Option and Compensation Committee Report on Executive Compensation

        The Stock Option and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Stock Option and Compensation Committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

By: The Stock Option and Compensation Committee:

Shaun R. Hayes, Chair
W. Randolph Baker
John G. Brackenbury
Alan J. Glazer
Gregory J. Kozicz
Lee S. Wielansky

 Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal year ended April 25, 2010 by the Company's principal executive officer, principal financial officer, and three other most highly compensated individuals serving as executive officers on the last day of such fiscal year (collectively, the "Named Executive Officers"). Additionally, to the extent the Named Executive Officer was included in last year's table, the table also includes compensation earned during the fiscal years ended April 25, 2010, April 26, 2009 and April 27, 2008:

Name & Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Options Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James B Perry	2010	617,308	762,454	2,287,346	—	462,025	—	4,129,133
Chairman and Chief	2009	707,692	78,421	235,259	—	480,000	—	1,501,372
Executive Officer(5)	2008	92,308	—	—	1,865,797	—	560	1,958,665
Dale R. Black	2010	462,987	266,861	800,569	—	267,686	12,739	1,810,842
Senior Vice President and	2009	436,538	75,286	225,847	—	262,500	139,081	1,139,252
Chief Financial Officer(6)	2008	138,462	—	—	681,313	57,067	2,547	879,389
Virginia M. McDowell	2010	596,576	464,839	1,394,522	—	398,496	—	2,854,433
President and Chief	2009	587,385	275,251	825,766	—	399,000	—	2,087,402
Operating Officer(7)	2008	475,000	—	—	2,552,400	208,650	7,563	3,243,613
Edmund L. Quatmann, Jr.	2010	375,578	77,266	231,780	—	217,152	44,851	946,627
Senior Vice President,
General Counsel and Secretary
Paul B. Keller	2010	344,624	85,141	255,420	—	199,248	14,492	898,925
Senior Vice President and
Chief Development Officer

(1)
The amounts in this column relate to cash awards granted under the annual long-term incentive plan.

(2)
The amounts in this column represent the aggregate grant date fair value of awards granted during the respective fiscal year computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The awards granted in fiscal 2010 were for performance in fiscal 2009. The assumptions used in the calculation of these amounts are disclosed in Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the fiscal year ended April 25, 2010 with the exception that for the employees no forfeiture rate is applied.

(3)
The amounts in this column relate to cash awards granted under the annual incentive bonus plan.

(4)
Other compensation less than $10,000 total for the 2010 fiscal year is not included. The amounts in this column consist of the following: for Mr. Black, $4,125 in matching contributions under the 401(k) plan, $4,591 in expenses reimbursed under the MERP, $90 in company-paid life insurance premiums, $3,933 in tax gross-up expenses; for Mr. Quatmann, $4,125 in matching contributions under the 401(k) plan, $810 in expenses reimbursed under the MERP, $56 in company-paid life insurance premiums, $33,333 in sign-on incentives, $512 in tax gross-up expenses, $6,015 in relocation reimbursements; and for Mr. Keller, $4,858 in matching contributions under the 401(k) plan, $5,610 in expenses reimbursed under the MERP, $258 in company-paid life insurance premiums, $3,766 in tax gross-up expenses.

(5)
Mr. Perry began serving as our Chief Executive Officer effective March 10, 2008.

(6)
Mr. Black joined the Company on December 12, 2007.

(7)
Ms. McDowell joined the Company on July 30, 2007.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards during fiscal 2010:

		Estimated future payments under non-equity incentive plan awards(1)			All other stock awards; number of shares of stock or units (#)(2)
						Grant date fair value of stock and option awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James B. Perry	4/27/2009	384,000	480,000	N/A
	7/23/2009	—	—	—	175,612	2,287,346
Dale R. Black	4/27/2009	222,480	278,100	N/A
	7/23/2009	—	—	—	61,464	800,569
Virginia M. McDowell	4/27/2009	331,200	414,000	N/A
	7/23/2009	—	—	—	107,065	1,394,522
Edmund L. Quatmann, Jr.	4/27/2009	180,480	225,600	N/A
	7/23/2009	—	—	—	17,795	231,780
Paul B. Keller	4/27/2009	165,600	207,000	N/A
	7/23/2009	—	—	—	19,610	255,420

(1)
These amounts reflect awards for fiscal 2010 pursuant to the Company's annual incentive plan, which provides for the payment of incentive compensation upon the Company's achievement of a pre-established goal. Based on the Company's operating free cash flow for fiscal 2010, the executives received 96% of the annual target as a payout. See the discussion in "Compensation Discussion and Analysis" beginning on page 17.

(2)
The awards granted in fiscal 2010 were for performance in fiscal 2009. The restrictions on the restricted stock awards lapse in 33.33% installments on each of the first, second and third anniversaries of the date of grant. In the event of a change of control, the forfeiture restrictions on restricted stock lapse immediately.

(3)
The amounts in this column represent the aggregate grant date fair value of awards granted during the 2010 fiscal year computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The assumptions used in the calculation of these amounts for stock option awards are disclosed in Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the fiscal year ended April 25, 2010 with the exception that for the employees no forfeiture rate is applied.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards as of April 25, 2010, the last day of fiscal 2010:

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
James B. Perry	200,000	300,000	$8.44	3/10/2018	—	—
	—	—	—	—	25,296	$295,457
	—	—	—	—	3,572	41,721
	—	—	—	—	175,612	2,051,148
Dale R. Black	—	—	—	—	24,284	283,637
	—	—	—	—	27,778	324,447
	—	—	—	—	61,464	717,900
Virginia M. McDowell	—	—	—	—	88,792	1,037,091
	—	—	—	—	41,667	486,671
	—	—	—	—	107,065	1,250,519
Edmund L. Quatmann, Jr.	22,000	88,000	4.62	7/1/2018	—	—
	—	—	—	—	17,795	207,846
Paul B. Keller	20,000	80,000	6.69	5/1/2018	—	—
	—	—	—	—	19,610	229,045

(1)
The vesting schedule for the options is five years with the first vesting occurring on the one year anniversary of the grant date and then annually thereafter.

(2)
Set forth below is the grant date, vesting schedule and the date each award is vested in full for the stock that has not vested:

Name	Number of shares of stock that have not vested (#)	Grant Date	Vesting Schedule	Vesting Date (date award is vested in full)
James B. Perry	25,296	10/6/08	Ratably over 3 years	10/6/2011
	3,572	10/8/08	100% in Year 3	10/8/2011
	175,612	7/23/09	Ratably over 3 years	7/23/2012
Dale R. Black	24,284	10/6/08	Ratably over 3 years	10/6/2011
	27,778	10/8/08	100% in Year 3	10/8/2011
	61,464	7/23/09	Ratably over 3 years	7/23/2012
Virginia M. McDowell	88,792	10/6/08	Ratably over 3 years	10/6/2011
	41,667	10/8/08	100% in Year 3	10/8/2011
	107,065	7/23/09	Ratably over 3 years	7/23/2012
Edmund L. Quatmann, Jr.	17,795	7/23/09	Ratably over 3 years	7/23/2012
Paul B. Keller	19,610	7/23/09	Ratably over 3 years	7/23/2012
(3)
The aggregate market value of the shares of stock that have not vested was computed by multiplying $11.68 (the closing market price of a share of Company common stock on April 23, 2010) by the number of unvested shares outstanding as of April 25, 2010, for such executive.

Potential Payments Upon Termination or Change of Control

        The information below describes and quantifies compensation that would become payable under existing arrangements in the event of a termination of each Named Executive Officer's employment under several different circumstances or a change in control. The amounts shown assume that such termination or change in control was effective as of April 25, 2010, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the Named Executive Officers upon their termination or a change in control. The actual amounts to be paid can only be determined at the time of such Named Executive Officer's separation from the Company or a change in control.

        The following tables quantify the amounts payable to each of the Named Executive Officers under the described termination circumstances and upon a change in control.

James B. Perry

	Voluntary Resignation	Resignation for Good Reason	Involuntary Termination For Cause	Involuntary Termination w/o Cause	Death	Disability	Change In Control Only	Change In Control and Termination
Vested Stock Option Spread Value	$648,000	$648,000	$648,000	$648,000	$648,000	$648,000	$648,000	$648,000
Unvested Stock Option Spread Value	—	—	—	$324,000	$972,000	$972,000	$972,000	$972,000
Restricted Stock Value	—	—	—	—	$2,388,326	$2,388,326	$2,388,326	$2,388,326
Cash Severance—Salary Continuation	—	—	—	$800,000	$800,000	$800,000	—	$1,600,000
Cash Severance—Annual Bonus(1)	—	—	—	—	$240,000	$240,000	—	$240,000
Bonus for Year of Termination(2)	—	—	—	$462,025	$462,025	$462,025	—	$462,025
Continued Health and Welfare	—	—	—	$42,994	$42,994	$42,994	—	$85,988

Total	$648,000	$648,000	$648,000	$2,277,019	$5,553,345	$5,553,345	$4,008,326	$6,396,339

Dale R. Black

	Voluntary Resignation	Resignation for Good Reason	Involuntary Termination For Cause	Involuntary Termination w/o Cause	Death	Disability	Change In Control Only	Change In Control and Termination
Vested Stock Option Spread Value	$—	$—	$—	$—	$—	$—	$—	$—
Unvested Stock Option Spread Value	—	—	—	—	—	—	—	—
Restricted Stock Value	—	—	—	—	$1,325,984	$1,325,984	$1,325,984	$1,325,984
Cash Severance—Salary Continuation	—	—	—	$463,500	$463,500	$463,500	—	$927,000
Cash Severance—Annual Bonus(1)	—	—	—	—	$199,730	$199,730	—	$199,730
Bonus for Year of Termination(2)	—	—	—	$267,686	$267,686	$267,686	—	$267,686
Continued Health and Welfare	—	—	—	$35,269	$35,269	$35,269	—	$70,538

Total	$—	$—	$—	$766,455	$2,292,170	$2,292,170	$1,325,984	$2,790,939

Virginia M. McDowell

	Voluntary Resignation	Resignation for Good Reason	Involuntary Termination For Cause	Involuntary Termination w/o Cause	Death	Disability	Change In Control Only	Change In Control and Termination
Vested Stock Option Spread Value	$—	$—	$—	$—	$—	$—	$—	$—
Unvested Stock Option Spread Value	—	—	—	—	—	—	—	—
Restricted Stock Value	—	—	—	—	$2,774,280	$2,774,280	$2,774,280	$2,774,280
Cash Severance—Salary Continuation	—	—	—	$690,000	$690,000	$690,000	—	$1,380,000
Cash Severance—Annual Bonus(1)	—	—	—	—	$331,279	$331,279	—	$331,279
Bonus for Year of Termination(2)	—	—	—	$398,496	$398,496	$398,496	—	$398,496
Continued Health and Welfare	—	—	—	$48,036	$48,036	$48,036	—	$96,073

Total	$—	$—	$—	$1,136,532	$4,242,091	$4,242,091	$2,774,280	$4,980,128

Edmund L. Quatmann, Jr.

	Voluntary Resignation	Resignation for Good Reason	Involuntary Termination For Cause	Involuntary Termination w/o Cause	Death	Disability	Change In Control Only	Change In Control and Termination
Vested Stock Option Spread Value	$155,320	$155,320	$155,320	$155,320	$155,320	$155,320	$155,320	$155,320
Unvested Stock Option Spread Value	—	—	—	$155,320	$621,280	$621,280	$621,280	$621,280
Restricted Stock Value	—	—	—	—	$207,846	$207,846	$207,846	$207,846
Cash Severance—Salary Continuation	—	—	—	$376,000	$376,000	$376,000	—	$752,000
Cash Severance—Annual Bonus(1)	—	—	—	—	$182,500	$182,500	—	$182,500
Bonus for Year of Termination(2)	—	—	—	$217,152	$217,152	$217,152	—	$217,152
Continued Health and Welfare	—	—	—	$30,894	$30,894	$30,894	—	$61,778

Total	$155,320	$155,320	$155,320	$934,686	$1,790,992	$1,790,992	$984,446	$2,197,886

Paul B. Keller

	Voluntary Resignation	Resignation for Good Reason	Involuntary Termination For Cause	Involuntary Termination w/o Cause	Death	Disability	Change In Control Only	Change In Control and Termination
Vested Stock Option Spread Value	$99,900	$99,900	$99,900	$99,900	$99,900	$99,900	$99,900	$99,900
Unvested Stock Option Spread Value	—	—	—	—	$399,600	$399,600	$399,600	$399,600
Restricted Stock Value	—	—	—	—	$229,045	$229,045	$229,045	$229,045
Cash Severance—Salary Continuation	—	—	—	$345,000	$345,000	$345,000	—	$690,000
Cash Severance—Annual Bonus(1)	—	—	—	—	$201,000	$201,000	—	$201,000
Bonus for Year of Termination(2)	—	—	—	—	—	—	—	—
Continued Health and Welfare	—	—	—	$30,786	$30,786	$30,786	—	$46,180

Total	$99,900	$99,900	$99,900	$475,686	$1,305,331	$1,305,331	$728,545	$1,665,725

Note: No retirement scenario shown as no executive is retirement eligible.

(1)
Partial year bonuses have been annualized for purposes of the calculation of the three-year average

(2)
Based on actual bonus paid for FY10 performance

Employment Contracts

        We have employment agreements with each of our Named Executives Officers. Below is a summary of each agreement as currently in effect:

        In July 2007, we entered into an employment agreement with Virginia M. McDowell, our current President and Chief Operating Officer. The material terms of Ms. McDowell's employment agreement are set forth below:

  •
  One-year term that continues for a series of successive one-year terms unless earlier terminated pursuant to the terms of the agreement.

  •
  An initial base salary of $650,000 and eligibility for an annual incentive bonus of 60% of annual base salary if she meets minimum targets. Ms. McDowell also received an initial stock option grant to purchase 250,000 of the Company's common stock, vesting over a five-year period.

  •
  If employee voluntarily terminates the term of employment due to Retirement (as defined in the employment agreement), then all stock options shall become fully vested and exercisable and employee's deferred bonus payments shall be fully vested and paid.

  •
  The maximum period of salary and benefit continuation in the event of termination, death or disability is 12 months, and the agreement provides for severance payments equal to two times annual base salary in the event of termination following a change of control, plus all stock options shall become fully vested and exercisable.

        In December 2007, we entered into an employment agreement with Dale R. Black, our current Senior Vice President and Chief Financial Officer. The material terms of Mr. Black's employment agreement are substantially the same as Ms. McDowell's agreement. Mr. Black's initial annual base salary was $400,000 and he is eligible for an annual incentive bonus of 60% of his annual base salary. Mr. Black also received an initial stock option grant to purchase 125,000 shares of the Company's common stock, vesting over a five-year period.

        In March 2008, we entered into an employment agreement with James B. Perry, our current Chief Executive Officer. The material terms of Mr. Perry's employment agreement are substantially the same as Ms. McDowell's agreement; provided, however, that Mr. Perry's initial term was two years. Mr. Perry's initial annual base salary was $800,000. Mr. Perry also received an initial stock option grant to purchase 500,000 shares of the Company's common stock, vesting over a five-year period. Mr. Perry's agreement also provides that, in the event of a termination without cause, any unvested stock options that would have vested had employee remained employed for one year following the date of termination shall vest and become exercisable.

        In May 2008, we entered into an employment agreement with Paul B. Keller, our current Senior Vice President and Chief Development Officer. The material terms of the employment agreement are as follows:

  •
  One-year term that continues for a series of successive one-year terms unless earlier terminated pursuant to the terms of the agreement.

  •
  An initial annual base salary of $335,000 and eligibility for an annual incentive bonus of 50% of annual base salary.

  •
  If employee dies or becomes disabled during the employment term, employee (or employee's estate) is entitled to "Basic Severance" (consisting of (i) the continuation of employee's annualized base compensation for 12 months, (ii) the bonus due under the Company's annual incentive plan with respect to the Company's most recently completed fiscal year to the extent such bonus has not already been paid and (iii) subject to employee making a timely election to continue coverage, a monthly amount equal to the Company's portion of employee's premium or similar contribution required under the Company's group medical plan, such amount to be paid for the 12-month period following the termination date).

  •
  If we terminate the term of employment without "cause" (as defined in the employment agreement), employee is entitled to Basic Severance in the event that employee executes a general release.

  •
  If the Company terminates employee's employment without cause or if employee terminates employee's employment on account of "Good Reason" (as defined in the employment agreement), in either case, within the 12-month period following the occurrence of a "Change of Control" (as defined in the employment agreement) then the employee shall be entitled to (1) an amount equal to 200% of employee's annualized base compensation, (2) the average of employee's annual bonus payable under the Company's annual incentive plan during the Company's three most recently completed fiscal years (or such shorter period as employee has been employed by the Company), (3) the bonus due under the Company's annual incentive plan with respect to the Company's most recently completed fiscal year to the extent such bonus has not already been paid, (4) subject to employee making a timely election to continue coverage, a monthly amount equal to the Company's portion of employee's premium or similar contribution required under the Company's group medical plan, such amount to be paid for the 18-month period following the termination date, (5) any stock options granted to employee outstanding as of the occurrence of a Change of Control shall be deemed fully vested.

        In July 2008, we entered into an employment agreement with Edmund L. Quatmann, Jr., our current Senior Vice President, General Counsel and Secretary. The material terms of the employment agreement are substantially the same as Ms. McDowell's agreement and Mr. Black's agreement. Mr. Quatmann's initial annual base salary was $365,000 and he is eligible for an annual incentive bonus of 60% of his annual base salary. Mr. Quatmann also received an initial stock option grant to purchase 110,000 shares of the Company's common stock, vesting over a five-year period.

        In December 2008, we amended the employment agreements between us and each of Messrs. Perry, Black and Quatmann and Ms. McDowell to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

CERTAIN RELATED PARTY TRANSACTIONS

        Green Bridge Company, a company that is indirectly wholly owned by members of the Goldstein family, including Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein, provides an easement to the Isle of Capri Casino & Hotel in Bettendorf, Iowa for parking at an annual rent of $60,000. Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein are members of our Board of Directors. Robert S. Goldstein is Vice Chairman of our Board of Directors.

        It is our written policy that the Company expects that any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any related party has or will have a direct or indirect interest will be either approved or ratified by the unrelated Directors of the Board of Directors. In deciding whether to approve a related party transaction, the Board of Directors will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. If a related party transaction will be ongoing, the Board of Directors may establish guidelines for the Company's management to follow in its ongoing dealings with the related party. Thereafter, the Board of Directors, on at least an annual basis, would review and assess ongoing relationships with the related party to see that the transaction remains appropriate.

 AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated financial statements in the Annual Report on Form 10-K/A for the fiscal year ended April 25, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

        The Committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with our independent registered public accounting firm the accounting firm's independence from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board, considered the compatibility of non-audit services with the independent registered public accounting firm's independence and discussed matters required under SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Company's management is responsible for the preparation and integrity of the Company's financial statements, establishing and maintaining adequate internal control over financial reporting, and for management's report on internal control over financial reporting. The Company's independent registered public accounting firm is responsible for attesting to the effectiveness of the Company's internal control over financial reporting. The Committee's responsibility in this regard is to oversee the Company's financial reporting process and internal control over financial reporting. Throughout the year the Audit Committee monitored the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and was satisfied that the Company would conclude that internal control over financial reporting would be effective as of April 25, 2010. Management, in fact, concluded that the Company's internal control over financial reporting was effective as of April 25, 2010. The independent registered public accounting firm provided an attestation that the Company maintained effective internal control over financial reporting in all material respects as of April 25, 2010.

        The Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referenced above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K/A for the fiscal year ended April 25, 2010 for filing with the Securities and Exchange Commission. The Committee also appointed, subject to stockholder ratification, the Company's independent registered public accounting firm for this year ended April 30, 2011.

By: The Audit Committee:

Alan J. Glazer, Chair
W. Randolph Baker
Shaun R. Hayes
Lee S. Wielansky

 PROPOSAL 1
ELECTION OF DIRECTORS

        The Board of Directors has nominated the following persons, each of whom is currently serving as a director of the Company, to be elected at the Annual Meeting to serve as directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

  W. Randolph Baker
  Alan J. Glazer
  Jeffrey D. Goldstein
  Richard A. Goldstein
  Robert S. Goldstein
  Shaun R. Hayes
  Gregory J. Kozicz
  James B. Perry
  Lee S. Wielansky

        Each nominee has consented to being named in this proxy statement and to serve if elected. Unless otherwise instructed on such proxy, the persons named as proxies intend to vote the shares represented by each properly executed proxy for each of the nominees standing for election. If a proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies. While it is not anticipated that any of the nominees will be unable or unwilling to serve, if any should be unable or unwilling to serve, the persons named as proxies reserve the right to substitute any other person, in accordance with applicable law and our governing documents.

        Election of the nine director nominees requires the affirmative vote of a plurality of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, will have no effect on the proposal. Broker non-votes, if any, will have no effect on the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

 PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected Ernst & Young, LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2011, and has recommended to the Board of Directors that the stockholders ratify such selection. Although stockholder ratification of our Audit Committee's action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of our independent registered public accounting firm and, if the stockholders do not ratify the selection, may reconsider its selection.

        Ratification of the appointment of an independent registered public accounting firm requires the affirmative vote of at least a majority of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions from voting will have the same effect as voting against the proposal and broker non-votes, if any, will have no effect on the vote for this proposal.

        Representatives of Ernst & Young, LLP, who are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

        We have been informed by Ernst & Young, LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or any of our affiliates.

        The following table summarizes the fees billed to the Company for professional services by Ernst & Young, LLP for fiscal 2010 and 2009:

	2010	2009
Audit Fees	$2,278,035	$2,563,865
Audit-Related Fees	49,500	22,825
Tax Fees	10,000	—
All Other Fees	—	—

	$2,337,535	$2,586,690

        Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and reports on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10-Q, as well as accounting consultations, statutory audits, consents, and other services related to Securities and Exchange Commission filings. Audit-related fees for 2010 include fees for the audit of our employee benefit plan. Tax fees consist of amounts billed for tax compliance assistance and tax planning and advice.

        The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company's outside accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews, and if appropriate, approves all non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the principal accountant's independence.

        The Audit Committee pre-approved each engagement of the Company's independent registered public accounting firm to perform non-audit related services during fiscal year 2010.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and believes the provision of the services referenced above is compatible.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF ERNST & YOUNG, LLP AS ISLE OF CAPRI CASINOS, INC. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 PROPOSALS 3-10
PROPOSALS 3 THROUGH 10 ARE RELATED TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

        The Board of Directors has determined that it is in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to increase the number of authorized shares our common stock. In connection with this proposed amendment, the Board of Directors authorized management to review our Certificate of Incorporation more generally in an effort to determine if any further changes to the Certificate of Incorporation would be prudent. This effort resulted in various additional proposed changes to our Certificate of Incorporation, both substantive and ministerial. The proposed increase in the authorized number of our shares of common stock as well as the other proposed changes are summarized below and are reflected in the proposed form of the Amended and Restated Certificate of Incorporation attached to this proxy statement as Appendix A. The summary of the proposed changes is qualified in its entirety by reference to Appendix A, which you should read in its entirety.

        If any of the proposed amendments to our Certificate of Incorporation described below are not approved, then that amendment will not be made, and the Amended and Restated Certificate of Incorporation will retain the current provisions governing the subject matter of that proposal.

PROPOSAL 3
AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
INCREASE AUTHORIZED COMMON STOCK

        Pursuant to our current Certificate of Incorporation, we are presently authorized to issue 45,000,000 shares of Common Stock. As of August 13, 2010, 36,765,729 shares of Common Stock were issued and outstanding (not including shares held by us in treasury) and 3,351,231 shares have been reserved for issuance under the Isle of Capri Casinos, Inc. 2009 Long-Term Stock Incentive Plan. This leaves only 4,883,040 shares of Common Stock available for issuance. Consequently, we may not have a sufficient number of authorized shares of Common Stock available if necessary for future mergers and acquisitions, capital raising activities, stock splits or other transactions that would benefit the Company and our stockholders.

        If this proposal is approved by the holders of our Common Stock, our current Certificate of Incorporation will be amended to provide that we have the authority to issue 65,000,000 shares, consisting of 60,000,000 shares of Common Stock, par value $0.01 per share, 3,000,000 shares of Class B Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share. We currently have the authority to issue 50,000,000 shares, consisting of 45,000,000 shares of Common Stock, 3,000,000 shares of Class B Common Stock and 2,000,000 shares of Preferred Stock.

        The Board of Directors believes that it is in the best interests of the Company and our stockholders to increase the number of authorized shares of Common Stock. This will provide flexibility with respect to future transactions, including acquisitions of other businesses where we would have the option to use our Common Stock as consideration (rather than cash), financing future growth, financing transactions, stock splits, employee benefit plans and other corporate purposes.

        Our stockholders will not have any preemptive rights with respect to the additional shares being authorized. No further approval of our stockholders would be necessary prior to the issuance of any additional shares of Common Stock, except as may be required by law or applicable NASDAQ rules. In certain circumstances, generally relating to the number of shares to be issued and the identity of the recipient or the establishment of employee benefit plans that provide for the issuance of shares of Common Stock or options to purchase Common Stock, the NASDAQ rules require stockholder authorization in connection with the issuance of such additional shares. Subject to applicable law and the NASDAQ rules, the Board of Directors has the sole discretion to issue additional shares of Common Stock on such terms and for such consideration as may be determined by the Board of Directors. The issuance of any additional shares of Common Stock may have the effect of diluting the percentage of stock ownership of our present stockholders.

        We have not proposed the increase to our authorized stock with the intention of using the additional Common Stock for anti-takeover purposes, although we could use the additional stock in the future to make it more difficult to acquire control of the Company or otherwise discourage an attempt to acquire control of the Company.

        The proposed amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal. Abstentions from voting and broker non-votes, if any, will have the same effect as voting against the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

 PROPOSAL 4
AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO PROVIDE MORE DETAIL
WITH RESPECT TO THE POWERS OF THE BOARD OF DIRECTORS IN
CONNECTION WITH ISSUING PREFERRED STOCK

        Our current Certificate of Incorporation provides the Board of Directors with authority to issue Preferred Stock and to "fix the powers, preferences, rights and limitations" of any Preferred Stock so issued. This is often referred to as "Blank Check Preferred Stock."

        In reviewing our current Certificate of Incorporation in connection with the preparation of the proposed Amended and Restated Certificate of Incorporation, it was determined that it would be prudent to amend our Certificate of Incorporation to make it clear that the Board of Directors' rights to issue Preferred Stock are to the fullest extent permitted now or in the future under Delaware law and to provide a non-exhaustive list of the types of powers, preferences, rights and limitations the Board of Directors would have the right to consider in creating and issuing a particular class or series of Preferred Stock. These include, among others, the number of shares issued, the dividend rights of the shares and the voting rights of the shares.

        The Board of Directors believes that it is in the best interests of the Company and our stockholders to provide more detail with respect to the powers of the Board of Directors in connection with issuing Preferred Stock. This will provide the Board of Directors with flexibility in raising capital and power to the fullest extent provided now or in the future under Delaware law to issue Preferred Stock.

        This proposal has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company and is not being proposed as an anti-takeover measure. We have no arrangements, agreements, or understandings in place at the present time for the issuance or use of the shares of Preferred Stock to be authorized by the proposed amendment. Nevertheless, the issuance of Preferred Stock could make a takeover attempt more difficult or costly. For example, the issuance of Preferred Stock could dilute the stock ownership or voting rights of a person seeking to obtain control of the Company, thereby increasing the cost of acquiring effective control of the Company. This could have the effect of deterring or rendering more difficult a merger, tender offer, proxy contest or other change of control transaction.

        The proposed amendment to the Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing Preferred Stock will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal. Abstentions from voting and broker non-votes, if any, will have the same effect as voting against the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE MORE DETAIL WITH RESPECT TO THE POWERS OF THE BOARD OF DIRECTORS IN CONNECTION WITH ISSUING PREFERRED STOCK.

 PROPOSAL 5
AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO FIX A RANGE
FOR THE NUMBER OF DIRECTORS

        Our current Certificate of Incorporation does not address the number of directors on the Board of Directors. However, this topic is addressed in our current Bylaws. Our current Bylaws provide that at each annual meeting the stockholders will determine the number of directors. In addition, if this proposal is approved, the Board of Directors intends to promptly amend the Bylaws of the Company regarding the number of directors to be consistent with the Amended and Restated Certificate of Incorporation.

        The proposed amendment to the Certificate of Incorporation allows the Board of Directors to fix the number of directors from time to time, but says that there shall not be less than five directors nor more than 15 directors. Pursuant to this proxy statement, nine individuals are nominated for election as directors at the Annual Meeting.

        The Board of Directors believes that it is in the best interests of the Company and our stockholders to fix the size of the Board of Directors in a range of between five and 15 directors. The Board of Directors considers this to be a reasonable size for the Company and thinks that the stockholders should have the right to determine whether the Board of Directors should have fewer than five directors or more than 15 directors (as would be the case if the proposed amendment to our Certificate of Incorporation is enacted since a further amendment to our Certificate of Incorporation to eliminate or change this range would again require stockholder approval under Delaware law).

        This proposal has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company and is not being proposed as an anti-takeover measure. The limitation on the total number of directors may deter attempts to take control of the Board of Directors by increasing its size and filling the resulting vacancies with individuals in favor of the takeover. However, the proposed amendment is not being proposed as a result of any current effort to change the composition of the Board of Directors.

        The proposed amendment to the Certificate of Incorporation to fix a range for the number of directors will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal. Abstentions from voting and broker non-votes, if any, will have the same effect as voting against the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO FIX A RANGE FOR THE NUMBER OF DIRECTORS.

 PROPOSAL 6
AMENDMENT OF THE CERTIFICATE OF INCORPORATION WITH RESPECT TO
FILLING VACANCIES ON THE BOARD OF DIRECTORS

        Our current Certificate of Incorporation does not address how vacancies on the Board of Directors are filled. However, this topic is addressed in our current Bylaws. Our current Bylaws provides that vacancies by reason of death, resignation, removal or otherwise, or on account of a newly created directorship, shall be filled for the unexpired term by a majority of the directors then in office or by the sole remaining director, even if less than a quorum exists. In addition, if this proposal is approved, the Board of Directors intends to promptly amend the Bylaws of the Company with respect to filling vacancies on the Board of Directors to be consistent with the Amended and Restated Certificate of Incorporation.

        Article FIFTH of the proposed Amended and Restated Certificate of Incorporation includes a provision with respect to the filling of director vacancies that is substantively similar to the provisions in our current Bylaws, which effectively restate the default rule under Delaware law.

        The Board of Directors believes that it is in the best interests of the Company and our stockholders to establish the procedures for filling vacancies on our Board of Directors in our Certificate of Incorporation so that these procedures can not be changed without the approval of our stockholders.

        This proposal has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company and is not being proposed as an anti-takeover measure. The Directors' right to fill vacancies on the Board of Directors may deter attempts to take control of the Board of Directors by filling vacancies with individuals in favor of the takeover. The Company has no present intention to use the Directors' right to fill vacancies on the Board of Directors or to change the composition of the Board of Directors for anti-takeover purposes.

        The proposed amendment to the Certificate of Incorporation with respect to filling vacancies on the Board of Directors will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal. Abstentions from voting and broker non-votes, if any, will have the same effect as voting against the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION WITH RESPECT TO FILLING VACANCIES ON THE BOARD OF DIRECTORS.

 PROPOSAL 7
AMENDMENT OF THE CERTIFICATE OF INCORPORATION WITH RESPECT TO
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

        Our current Certificate of Incorporation provides that the Company will indemnify and advance expenses to our directors and officers in certain instances and subject to certain conditions.

        The proposed Amended and Restated Certificate of Incorporation maintains these general indemnification rights, but provides that indemnification is in the discretion of the Board of Directors (rather than mandatory) in instances in which the director or officer in question brings the action against the Company either directly or as a derivative action. The proposed Amended and Restated Certificate of Incorporation also states that the Board of Directors, in its discretion, may indemnify and advance expenses to employees and agents of the Corporation on similar terms to the mandatory indemnification and advancement of expenses for directors and officers. The proposed Amended and Restated Certificate of Incorporation further clarifies that these rights will continue after a person ceases to be a director, officer, employee or agent of the Company and that amendments or repeals of the Certificate of Incorporation will not reduce or limit any indemnification rights for acts or omissions occurring prior to such amendment or repeal.

        The Board of Directors believes that it is in the best interests of the Company and our stockholders to provide for these indemnification rights in order attract and retain top-level talent as directors, officers, employees and agents of the Company.

        The proposed amendment to the Certificate of Incorporation with respect to indemnification of directors, officers, employees and agents will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal. Abstentions from voting and broker non-votes, if any, will have the same effect as voting against the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION WITH RESPECT TO INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

 PROPOSAL 8
AMENDMENT OF THE CERTIFICATE OF INCORPORATION WITH RESPECT TO
CALLING OF SPECIAL MEETINGS OF STOCKHOLDERS

        Our current Certificate of Incorporation does not address the calling of special meetings of stockholders. However, our current Bylaws provide that special meetings of stockholders may be called upon the request of the Chairman of the Board, the President or a majority of the Board of Directors.

        In reviewing this issue, our Board of Directors determined that it would be desirable for the following to be able to call special meetings of stockholders: (1) the Chairman of the Board, (2) the Vice Chairman of the Board, (3) the Chief Executive Officer, (4) the President or (5) a majority of the Board of Directors. This is therefore the proposal reflected in the proposed Amended and Restated Certificate of Incorporation. In addition, if this proposal is approved, the Board of Directors intends to promptly amend the Bylaws of the Company with respect to the calling of special stockholder meetings to be consistent with the Amended and Restated Certificate of Incorporation.

        The Board of Directors believes that it is in the best interests of the Company and our stockholders for the Certificate of Incorporation to address calling special meetings of stockholders and when such meetings can be called. In addition, it would relieve the Company of the cost and burden of holding special meetings that are not called at the Company's request.

        This proposal has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company and is not being proposed as an anti-takeover measure. This provision may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors, otherwise attempting to obtain control of the Company. Further, it may also prevent a potential acquirer from acting independently of management.

        The proposed amendment to the Certificate of Incorporation with respect to the calling of special meetings of stockholders will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal. Abstentions from voting and broker non-votes, if any, will have the same effect as voting against the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION WITH RESPECT TO THE CALLING OF SPECIAL MEETINGS OF STOCKHOLDERS.

 PROPOSAL 9
AMENDMENT OF THE CERTIFICATE OF INCORPORATION WITH RESPECT TO
THE REDEMPTION OF SHARES OF A DISQUALIFIED HOLDER

        Our current Certificate of Incorporation provides that any shares of capital stock of the Company that are held by a person determined by the Board of Directors to be a "Disqualified Holder" for purposes of our operating contracts and applicable gaming regulations are subject to redemption by the Company, upon 30 days notice and at a price generally calculated as the average closing share price for the 45 days prior to the notice of redemption, and payable in cash or equity or debt securities of the Company. These provisions are designed to give the Board of Directors a mechanism to preserve the Company's gaming licenses and operations in the event that the ownership of Company stock by certain persons threatens the status of Company contracts or its compliance with the various gaming and licensing regulations to which the Company is subject.

        The proposed Amended and Restated Certificate of Incorporation maintains the general redemption scheme and the related powers of the Board of Directors, but eliminates the mandatory 30 day notice period and modifies the permissible payment methods for redemption and the method of calculating the redemption price. While the Company still must provide a Disqualified Holder with a notice of redemption, the elimination of the 30 day notice period will provide the Board of Directors with the ability to act quickly to redeem shares when it is in the best interest of the Company to do so. Under the proposed amendments, and subject to relevant law, the redemption price will be an amount deemed reasonable by the Board of Directors and will not exceed the closing price of the relevant class of shares on the date that the redemption notice is delivered to the Disqualified Holder. This change will provide the Board of Directors with greater flexibility in setting a redemption price that is in the best interests of the Company and all of its stockholders. Under the proposed amendments, the redemption price may be paid in cash or by promissory note, or both. This change is intended to reflect the fact that the Company does not currently intend to make a redemption payment in equity securities, and to clarify that a promissory note will be the only type of debt security that may be issued in exchange for a Disqualified Holder's shares.

        In addition, the proposed amendments contain a new indemnification provision under which a Disqualified Holder is required to indemnify the Company for losses and expenses incurred by the Company as a result of such holder's ownership or control of Company stock.

        The Board of Directors believes that it is in the best interests of the Company and our stockholders to amend the provisions described above to provide the Company and the Board of Directors with a more effective and efficient means to redeem Disqualified Holders and to preserve the Company's gaming licenses and recover its costs and expenses in the event that a shareholder is deemed to be a Disqualified Holder.

        The proposed amendments to the Certificate of Incorporation with respect to the provisions dealing with the redemption of shares of a Disqualified Holder will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal. Abstentions from voting and broker non-votes, if any, will have the same effect as voting against the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION WITH RESPECT TO THE REDEMPTION OF SHARES OF A DISQUALIFIED HOLDER.

 PROPOSAL 10
ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        In addition to the proposed amendments described above in Proposals 3 through 9, the proposed Amended and Restated Certificate of Incorporation contains certain administrative, conforming and other changes that the Board of Directors does not believe adversely impacts the rights of our stockholders in any material respect. Our Certificate of Incorporation was originally filed with the Delaware Secretary of State in 1990. It has subsequently undergone a number of amendments. In an effort to integrate these amendments into a single document as well as to clean-up and update certain provisions of our Certificate of Incorporation (including pursuant to the proposed amendments described above) we prepared the proposed Amended and Restated Certificate of Incorporation.

        The Board of Directors believes that the Amended and Restated Certificate of Incorporation is beneficial for the Company and that it is therefore in the best interests of the Company and our stockholders to adopt the Amended and Restated Certificate of Incorporation.

        The Amended and Restated Certificate of Incorporation will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal. Abstentions from voting and broker non-votes, if any, will have the same effect as voting against the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

 OTHER MATTERS

        The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxyholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the Company's knowledge, with respect to the fiscal year ended April 25, 2010, the Company's directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements; provided, however, that Form 4 filings for each of Arnold L. Block, Virginia M. McDowell and James B. Perry reporting their respective fiscal 2009 long-term incentive awards were filed late. The filings were due on July 27, 2009 and were filed on July 29, 2009.

STOCKHOLDER PROPOSALS

        Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in our proxy materials to be distributed in connection with our 2011 Annual Meeting must submit their proposals no later than May 10, 2011, at our principal executive offices, Attention: Edmund L. Quatmann, Jr., Senior Vice President, General Counsel and Secretary. As the rules of the Commission make clear, simply submitting a proposal does not guarantee its inclusion.

 DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        If you share an address with any of our other stockholders, your household might receive only one copy of the Notice of Internet Availability or our annual report and proxy statement. This delivery method is referred to as "householding" and can result in savings for us. To take advantage of this opportunity, we deliver a single Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household, please send your request in writing to us at the following address: Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141, Attention: Secretary.

ADDITIONAL INFORMATION

        A copy of our Annual Report on Form 10-K/A for the fiscal year ended April 25, 2010, is being distributed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report on Form 10-K/A is not incorporated into this proxy statement and shall not be deemed to be solicitation material. We hereby undertake to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10-K/A. Requests for such copies should be directed in writing to Edmund L. Quatmann, Jr., Senior Vice President, General Counsel and Secretary, Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141.

BY ORDER OF THE BOARD OF DIRECTORS,
Edmund L. Quatmann, Jr. Senior Vice President, General Counsel and Secretary

September 7, 2010
St. Louis, Missouri

 APPENDIX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
of
ISLE OF CAPRI CASINOS, INC.

Pursuant to Sections 242 and 245 of the General Corporation Law of Delaware

        Isle of Capri Casinos, Inc., a corporation organized and existing under the General Corporation Law of Delaware, does hereby certify as follows:

          (1)   The name of the corporation is Isle of Capri Casinos, Inc. The name under which it was originally incorporated was Kana Corporation. The date of filing of its original Certificate of Incorporation was February 14, 1990.

          (2)   This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation and its stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

          (3)   This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the corporation, as heretofore amended or supplemented.

          (4)   The text of the Certificate of Incorporation, as heretofore amended or supplemented, is amended and restated in its entirety as follows:

        FIRST:    The name of the corporation is Isle of Capri Casinos, Inc. (hereinafter in this Amended and Restated Certificate of Incorporation called the "Corporation").

        SECOND:    The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation is The Corporation Trust Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:    The aggregate number of shares the Corporation has authority to issue shall be 65,000,000 shares, of which 60,000,000 shares of the par value $.01 shall be designated as "Common Stock," 3,000,000 shares of the par value $.01 shall be designated as "Class B Common Stock," and 2,000,000 shares of the par value $.01 shall be designated as "Preferred Stock."

        Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to provide for the issue of the Preferred Stock in one or more series and in connection therewith to fix by resolutions providing for the issue of such series the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series of the Preferred Stock, to the full extent now or hereafter permitted by the laws of the State of Delaware. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

          1.     The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

          2.     The dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

          3.     The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

          4.     The rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

          5.     The voting powers, if any, in addition to the voting powers prescribed by law of shares of such series, and the terms of exercise of such voting powers;

          6.     Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such rights; and

          7.     The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such series.

        Authority is also hereby expressly granted to and vested in the Board of Directors of the Corporation to establish, by resolution adopted and filed in the manner provided by law, one or more series of Class B Common Stock and to fix the powers, preferences, rights and limitations of such class or series.

        FIFTH:    The number of directors which shall constitute the whole Board of Directors of the Corporation shall be the number from time to time fixed by the Board of Directors but in no event shall be less than five or more than fifteen.

        Any vacancy on the Board of Directors, including any such vacancy that results from an increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

        SIXTH:    The Board of Directors shall have such powers as are permitted by the General Corporation Law of Delaware, including without limitation and without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the Bylaws of the Corporation; to fix and vary the amount to be reserved as working capital; to authorize and cause to be executed mortgages and liens upon all the property of the Corporation, or any part thereof; to determine the use and disposition of any surplus or net profits over and above the capital stock paid in; and to fix the times for the declaration and payment of dividends.

        SEVENTH:    To the fullest extent permitted by the General Corporation Law of Delaware or any other law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        EIGHTH:    The Corporation shall indemnify and advance expenses to each person who serves as an officer or director of the Corporation or a subsidiary of the Corporation and each person who serves or may have served at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise from any liability incurred as a result of such service to the fullest extent permitted by the General Corporation Law of Delaware as it may from time to time be amended, except with respect to an action commenced by such director or officer against the Corporation or by such director or officer as a derivative action by or in the right of the Corporation. Each person who is or was an employee or agent of the Corporation and each officer or director who commences any action against the Corporation or a derivative action by or in the right of the Corporation may be similarly indemnified and receive an advance of expenses at the discretion of the Board of Directors.

        The indemnification and advancement of expenses provided by, or granted pursuant to, this Amended and Restated Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Amended and Restated Certificate of Incorporation or the laws of the State of Delaware.

        The indemnification and advancement of expenses provided by, or granted pursuant to, the Amended and Restated Certificate of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        NINTH:    No amendments to this Amended and Restated Certificate of Incorporation or repeal of any Article of this Amended and Restated Certificate of Incorporation shall increase the liability or alleged liability or reduce or limit the right to indemnification of any directors, officers or employees of the Corporation for acts or omissions of such person occurring prior to such amendment or repeal.

        TENTH:    Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        ELEVENTH:

          11.1)  No person may become the Beneficial Owner of five percent (5%) or more of any class or series of the Corporation's issued and outstanding Capital Stock unless such Person agrees in writing to: (i) provide to the Gaming Authorities information regarding such Person, including without limitation thereto, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates, as may be required by any Gaming

  Authority; (ii) respond to written or oral questions that may be propounded by any Gaming Authority; and (iii) consent to the performance of any background investigation that may be required by any Gaming Authority, including without limitation thereto, an investigation of any criminal record of such Person.

          11.2)  Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation, but subject to the provisions of any resolution of the Board of Directors creating any series of Class B Common Stock or any class or series of Preferred Stock or any other class of stock which has a preference over Common Stock with regard to dividends or upon liquidation, outstanding shares of Capital Stock held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board of Directors. The terms and conditions of each redemption shall be as follows:

            (a)   The Redemption Price of such shares may be paid in cash, by promissory note, or both, as required by the applicable Gaming Authority and, if not so required, as the Board of Directors elects.

            (b)   If less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors.

            (c)   If the Board of Directors deems it necessary or advisable to redeem any shares of Capital Stock held by a Disqualified Holder, the Corporation shall give a notice of redemption to the Disqualified Holder which shall set forth the (i) Redemption Date, (ii) the number of shares of Capital Stock to be redeemed and (iii) the Redemption Price and the manner of payment therefor.

            (d)   From and after the Redemption Date or such earlier date as mandated by a Gaming Authority or pertinent state or federal law, any and all rights of whatever nature which may be held by the Beneficial Owners of shares selected for redemption (including any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption.

            (e)   Such redemption shall be upon such other terms and conditions as the Board of Directors shall determine.

          11.3)  A Disqualified Holder shall indemnify and hold harmless the Corporation and its Affiliates for any and all losses, costs and expenses, including attorneys' fees, incurred by the Corporation or its Affiliates as a result of, or arising out of, such Disqualified Holder's ownership or control or failure to promptly divest itself of any shares of Capital Stock.

          11.4)  Capitalized terms used in this Article ELEVENTH shall have the meanings provided below.

        "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Act"). The term "registrant" as used in said Rule 12b-2 shall mean the Corporation.

        "Beneficial Owner" shall mean any Person who, singly or together with any of such person's Affiliates or Associates, directly or indirectly, has "beneficial ownership" of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

        "Capital Stock" shall mean Common Stock, Class B Common Stock, Preferred Stock, or any other class or series of stock of the Corporation.

        "Disqualified Holder" shall mean any Beneficial Owner of shares of Capital Stock of the Corporation or any of its Subsidiaries, whose holding of shares of Capital Stock, when taken together with the holding of shares of Capital Stock by any other Beneficial Holder, may in the judgment of the Board of Directors, result in (i) the disapproval, modification, or non-renewal of any contract under which the Corporation or any Subsidiary has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of Capital Stock meeting certain criteria.

        "Gaming Authorities" shall mean state gaming authorities, the National Indian Gaming Commission, and any other tribal or governmental authority regulating any form of gaming that has jurisdiction over the Corporation or any Subsidiary.

        "Person" shall mean any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

        "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of Capital Stock of the Corporation pursuant to Section 11.2.

        "Redemption Price" shall mean the per share price for the redemption of any shares of Capital Stock to be redeemed pursuant to Section 11.2, which shall be (A) that price (if any) required to be paid by the applicable Gaming Authority or state or federal law, or (B) if no such price is required, that amount deemed reasonable by the Board of Directors (which may include, in the Corporation's discretion, the original purchase price per share of the securities to be redeemed); provided, however, that the price per share represented by the Redemption Price shall in no event be in excess of (i) the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the Redemption Notice is delivered to the Disqualified Holder by the Corporation, or (ii) if the shares are not then so listed, then the mean between the representative bid and the ask price as quoted by any other generally recognized reporting system.

        "Subsidiary" shall mean any company of which a majority of any class of equity security is beneficially owned by the Corporation.

        TWELFTH:    Elections of directors need not be by written ballot unless and except to the extent that the Bylaws of the Corporation so provide.

        THIRTEENTH:    Except as otherwise may be required by law or pursuant to the rights of any series of Preferred Stock or Class B Common Stock, special meetings of stockholders may only be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the Vice Chairman of the Board of Directors, if there be one, (iii) the Chief Executive Officer, if there be one, (iv) the President or (v) the Board of Directors, and no special meeting of stockholders may be called by any other person or persons.

        FOURTEENTH:    The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of Delaware and all rights conferred on stockholders herein granted are subject to this reservation.

        IN WITNESS WHEREOF, Isle of Capri Casinos, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this    day of                , 2010.

ISLE OF CAPRI CASINOS, INC.
By:
Name:
Its:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date ISLE OF CAPRI CASINOS, INC. M26949-P00210 For Against Abstain ISLE OF CAPRI CASINOS, INC. 600 EMERSON ROAD, SUITE 300 ST. LOUIS, MO 63141 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. To ratify the Audit Committee’s selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2011 fiscal year. 5. To amend our Certificate of Incorporation to fix a range for the number of Directors. 3. To amend our Certificate of Incorporation to increase authorized common stock. 4. To amend our Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock. For All Withhold All For All Except 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Vote on Directors 01) W. Randolph Baker 02) Alan J. Glazer 03) Richard A. Goldstein 04) Jeffrey D. Goldstein 05) Robert S. Goldstein 06) Shaun R. Hayes 07) Gregory J. Kozicz 08) James B. Perry 09) Lee S. Wielansky 1. To elect nine persons to the Board of Directors Nominees: Vote on Proposals VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Isle Of Capri Casinos, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Isle Of Capri Casinos, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 11. The proxies are authorized to vote in their discretion, upon all such matters as may properly come before the Annual Meeting. The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: 6. To amend our Certificate of Incorporation with respect to filling vacancies on the Board of Directors. 9. To amend our Certificate of Incorporation with respect to the redemption of shares of a disqualified holder. 7. To amend our Certificate of Incorporation with respect to indemnification of directors, officers, employees and agents. 8. To amend our Certificate of Incorporation with respect to calling of special meetings of stockholders. 10. To adopt the Amended and Restated Certificate of Incorporation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on Tuesday, October 5, 2010 The undersigned stockholder(s) of Isle of Capri Casinos, Inc., a Delaware corporation (the "Company"), hereby appoint(s) James B. Perry, Virginia M. McDowell, Dale R. Black and Edmund L. Quatmann, Jr., and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 600 Emerson Road, St. Louis, Missouri, on October 5, 2010 at 9:00 a.m., Central Time, and at any and all adjournments, postponements, continuations or reschedulings thereof (the "Annual Meeting"), with all the powers the undersigned would possess if personally present at the Annual Meeting, as directed on this ballot. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2 THROUGH 10. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. M26950-P00210

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QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS
OWNERSHIP OF OUR CAPITAL STOCK
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End
CERTAIN RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSALS 3-10 PROPOSALS 3 THROUGH 10 ARE RELATED TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL 3 AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK
PROPOSAL 4 AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO PROVIDE MORE DETAIL WITH RESPECT TO THE POWERS OF THE BOARD OF DIRECTORS IN CONNECTION WITH ISSUING PREFERRED STOCK
PROPOSAL 5 AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO FIX A RANGE FOR THE NUMBER OF DIRECTORS
PROPOSAL 6 AMENDMENT OF THE CERTIFICATE OF INCORPORATION WITH RESPECT TO FILLING VACANCIES ON THE BOARD OF DIRECTORS
PROPOSAL 7 AMENDMENT OF THE CERTIFICATE OF INCORPORATION WITH RESPECT TO INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
PROPOSAL 8 AMENDMENT OF THE CERTIFICATE OF INCORPORATION WITH RESPECT TO CALLING OF SPECIAL MEETINGS OF STOCKHOLDERS
PROPOSAL 9 AMENDMENT OF THE CERTIFICATE OF INCORPORATION WITH RESPECT TO THE REDEMPTION OF SHARES OF A DISQUALIFIED HOLDER
PROPOSAL 10 ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OTHER MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
ADDITIONAL INFORMATION
  APPENDIX A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION of ISLE OF CAPRI CASINOS, INC.